UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
SPOK HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
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Notice of Annual Meeting of Stockholders
2017 Proxy Statement

June 8, 2017
Dear Fellow Stockholder:

It is my pleasure to invite you to join us at the 2017 Annual Meeting of Stockholders of Spok Holdings, Inc. to be held on Monday, July 24, 2017 at 10:00 a.m., Eastern Time. We are very pleased that this year's annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SPOK2017. You will also be able to vote your shares electronically at the annual meeting.
We are pleased to use the latest technology to increase access, to improve communication and to obtain cost savings for our stockholders and the Company. Use of a virtual meeting will enable increased stockholder attendance and participation as stockholders can participate from any location.
Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.
At this year’s meeting, we will vote on the election of seven directors, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm and on an amendment to the Company's 2012 Equity Incentive Award Plan. We will also conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers for 2016 and a non-binding advisory vote on the frequency of future advisory votes to approve the compensation of the Company's named executive officers.
We follow the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. We believe this expedites stockholders' receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. Thus, we are mailing to many stockholders a Notice of Internet Availability of Proxy Materials (“Notice”), rather than copies of the Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2016. The Notice contains instructions on how to access the proxy materials online, vote online and obtain your copy of our proxy materials. The Notice or a full set of proxy materials will be mailed to stockholders on or about June 8, 2017.
Your voice is very important. Regardless of whether you plan to participate in the annual meeting, I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting.

Sincerely,

/s/Royce Yudkoff
Royce Yudkoff
Chair of the Board of Directors

Spok Holdings, Inc. Notice of 2017 Annual Meeting of Stockholders

DATE AND TIME:	Monday, July 24, 2017, 10:00 a.m., Eastern Time

PLACE:	Online at: www.virtualshareholdermeeting.com/SPOK2017

ITEMS OF BUSINESS:
1.    To elect seven nominees as directors to the Board of Directors;
2.    To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017;
3.    To hold a non-binding advisory vote to approve 2016 named executive officer compensation ("Say-on-Pay");
4.    To hold a non-binding advisory vote on the frequency of Say-on-Pay in future years;
5.    To approve an amendment to the Company's 2012 Equity Incentive Award Plan; and
6.    To transact such other business as may properly come before the meeting.

WHO CAN VOTE:	You must be a stockholder of record at the close of business on May 30, 2017 to vote at the Annual Meeting.

INTERNET AVAILABILITY:
We are using the Internet as our primary means of furnishing proxy materials to most of our stockholders. Rather than sending our stockholders a paper copy of our proxy materials we are sending them a Notice of Internet Availability of Proxy Materials ("Notice") with instructions for accessing the materials and voting via the Internet. This Proxy Statement and our 2016 Annual Report to Stockholders are available free of charge at www.virtualshareholdermeeting.com/SPOK2017 or on our website, www.spok.com.

PROXY VOTING:
We cordially invite you or your legal representative to participate in the Annual Meeting, either by attending and voting online or by voting through other acceptable means. Your participation is important regardless of the number of shares you own. You may vote by telephone, through the Internet or by mailing your completed proxy card. Stockholders of record and beneficial owners will be able to vote their shares electronically at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the 2017 Annual Meeting and Voting starting on page 5 of the proxy statement.

ADMISSION TO THE ANNUAL MEETING:
You are entitled to attend the virtual Annual Meeting if you were a stockholder of record as of the close of business on May 30, 2017, the record date, or you hold a valid proxy for the Annual Meeting. The documents received will contain a 16 digit number that must be used to gain access into the Annual Meeting.

By Order of the Board of Directors,

/s/Sharon Woods Keisling
Sharon Woods Keisling
Corporate Secretary and Treasurer
June 8, 2017
Springfield, Virginia

i

ii

PROXY STATEMENT SUMMARY
This summary highlights information about Spok Holdings, Inc. (the “Company,” “Spok,” “we,” “our” or “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for our 2017 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares and you should carefully read the entire Proxy Statement. Spok, Inc. is our operating subsidiary and is an indirect wholly owned subsidiary of Spok.
VOTING MATTERS AND BOARD OF DIRECTOR RECOMMENDATIONS

Proposal	Board Vote Recommendations	Page Reference
1. Election of Seven Directors	FOR Each Nominee	52
2. Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	56
3. Advisory Vote to Approve Named Executive Officer Compensation for 2016 (“Say-on-Pay”)	FOR	57
4. Advisory Vote on the Frequency of Future Say-on-Pay Votes (“Say-When-on-Pay”)	FOR EVERY YEAR	58
5. Approve an Amendment to the Company's 2012 Equity Incentive Award Plan	FOR	59
BOARD OF DIRECTORS NOMINEES
You are being asked to vote on the following seven nominees for director. Each director is elected annually by a majority of the votes cast. Further information about each director can be found starting on page 52.

Name	Age	Director Since	Principal Occupation	Independent	Board Committee*
N. Blair Butterfield	60	2013	Chairman, Wind River Advisory Group LLC	Yes	AC
Stacia A. Hylton	57	2015	Retired Director, United States Marshal Service	Yes	AC
Vincent D. Kelly	57	2004	President and Chief Executive Officer, Spok Holdings, Inc.	No
Brian O’Reilly	57	2004	Retired Managing Director, Toronto Dominion Bank	Yes	CC Chair, NC
Matthew Oristano	61	2004	Chairman and Chief Executive Officer, Reaction Biology Corporation	Yes	AC Chair
Samme L. Thompson	71	2004	Owner and President Telit Associates, Inc.	Yes	CC, NC Chair
Royce Yudkoff	61	2004	Co-Founder, ABRY Partners, LLC	Yes	CC, NC
*AC – Audit Committee; NC – Nominating and Governance Committee; CC – Compensation Committee

CORPORATE GOVERNANCE HIGHLIGHTS

- Annual election of directors by majority of votes cast (in uncontested elections)
- No stockholder rights plan or "poison" pill
- 6 of our 7 directors are independent
- Chair of the Board of Directors is an independent
director
- All Board committees consist solely of independent
directors

- Stock ownership guidelines for directors and executive
officers
- Policies prohibiting hedging and pledging of our stock
- Compensation "clawback" policy
- Comprehensive Code of Business Conduct and Ethics
guidelines
- Strong pay-for-performance philosophy
- Regular executive sessions of independent directors

STOCKHOLDER ENGAGEMENT
We value our stockholders input and interact with our stockholders in a variety of ways. In 2016 our stockholder engagement included 1) conducting quarterly reviews of our financial and operating results, 2) meeting individually with investors and other interested parties who requested meetings with management, and 3) speaking with our largest stockholders throughout the year. We welcome the opportunity to meet with stockholders. Our Investor Relations professional is the contact point for stockholder interaction with the Company. Stockholders can reach us at (800) 611-8488 or via email at Al.Galgano@spok.com.
2016 BUSINESS HIGHLIGHTS
Corporate Summary
With the acquisition of our software operations in 2011 the Company has begun a long-term transition from a declining narrow-band wireless communications service provider to become the leading developer of software solutions for critical communications, alerting and work flow efficiency for our most important customer base in healthcare providers. This means that until our software revenue growth exceeds the decline in our wireless revenue, total consolidated revenue will decline. This also means that operating cash flow (a non-GAAP financial measure) will also decline year over year until the Company successfully transitions to growth. Both consolidated revenue and operating cash flow, along with software operations bookings, have been identified by the Compensation Committee as key drivers of stockholder value during this transition.
In 2016 we undertook our Project “Catapult” plan which marked a shift in our strategic direction for healthcare, our largest customer segment. Catapult was initially created as a five year plan that signaled a very intentional move from offering our customers “point” solutions, or single product solutions, for call center software, alarm management and secure messaging to offering customers a single enterprise integrated platform called Spok Care Connect®. Becoming the leader in healthcare communication and collaboration requires us to continue development of our integrated platform and invest in the key areas of customer need including: 1) mobility, 2) integrated platform, 3) nursing solutions and 4) alerting. We will increase our spending on product development and strategy in 2017 and beyond to develop these solutions and compete in the changing marketplace.

In our 2015 Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission ("SEC"), we outlined the following operating objectives and priorities for 2016 as part of our transition from our wireless centric business model to a growth oriented critical communications model. Our 2016 achievement of those operating objectives and priorities is summarized below:

2016 Operating Objectives and Priorities	2016 Achievement
1) Grow our software revenue and bookings.	Annual software revenue fell 0.9% compared to 2015. Software operations bookings were 87.1% of 2015 software operations bookings.
2) Retain our wireless subscribers and revenue stream.	Net churn for wireless subscribers in 2016 was 5.3% versus 6.6% in 2015. Wireless revenue declined 7.9% in 2016 versus a decline of 10.1% in 2015.
3) Invest in our future solutions.	Research and development expenses increased by 31.0% to $13.5 million in 2016.
4) Return capital to our stockholders.	Cash dividends declared in 2016 were $15.5 million and common stock repurchases were $6.5 million. The Company exceeded its goal to return $21 million to stockholders in 2016.
5) Seek long-term revenue growth through business diversification.	We investigated potential acquisition candidates but did not identify any candidates that met our screening criteria to provide stockholder value at a reasonable valuation.
For more information regarding Spok’s 2016 performance, please see our Annual Report to Stockholders for the year ended December 31, 2016 (“2016 Annual Report”).
COMPENSATION PROGRAM HIGHLIGHTS

•
Annual base salary amounts for continuing NEOs remained unchanged from 2015 with the exception of Bonnie Culp, Executive Vice President, Human Resources and Chief Compliance Officer who received a raise to $225,000.

•	The 2016 short-term incentive plan (“2016 STIP”) paid 107.4% of the incentive target for each NEO based on achievement of the pre-established performance goals.

•
The Company granted Restricted Stock Units (“RSU”) to selected executives in January 2016 under the 2015 Long Term Incentive Plan (“LTIP”) conditioned upon achieving performance goals for the three years ending December 31, 2018.

•	Stock ownership guidelines remain in effect for all executive officers, including NEOs and the independent directors.

•	Policies prohibiting pledging and hedging of our stock for all executive officers, including NEOs, remain in effect.

•	A “clawback” policy for adjustment or recovery of compensation in certain circumstances remains in effect.

KEY GOVERNANCE ELEMENTS IN OUR EXECUTIVE COMPENSATION PROGRAM
The following is a summary of specific elements of our 2016 executive compensation program designed to align the interests of our stockholders and executives.

ALIGNMENT WITH STOCKHOLDERS
Pay-for-Performance	Corporate Governance
● We provide meaningful at risk elements of compensation for executives that are performance-based.	● We generally do not enter into individual executive compensation agreements. Only our CEO has an employment contract.
● Equity-based LTIP awards for 2016 are 100% performance based and align with stockholder value.	● We devote significant time to strategic development and linkage of quantifiable results to executive compensation.
● Actual realized total compensation is designed to fluctuate with, and be commensurate with, actual performance.	● We maintain a market-aligned severance policy for executives upon a change in control. No excise tax gross ups are provided to our executives.
● LTIP awards vest upon a change in control only if we are on track to meet our performance goals. No other "single trigger" benefits apply upon a change in control for any of our NEOs.
● Incentive awards for 2016 were 100% dependent upon our performance, and are measured against objective financial metrics that are intended to link either directly or indirectly to the creation of value for our stockholders.
● The Compensation Committee uses an independent compensation consultant when seeking outside recommendations.
● We balance growth and return objectives, top and bottom line objectives, and short- and long-term objectives to reward overall performance that does not over-emphasize a singular focus.	● Our compensation programs do not encourage imprudent risk-taking.
● Our long-term incentives for 2016 were delivered in the form of performance-based restricted stock units ("RSUs") which vest only if pre-established quantifiable financial metrics are achieved.
● We maintain stock ownership guidelines for executive officers and non-employee directors. We also prohibit executive officers and directors from engaging in any form of hedging or pledging transactions involving our stock.

● We review our pay-for-performance relationship on an annual basis.	● We conduct a stockholder outreach program throughout the year.
● We disclose our corporate performance goals and achievements relative to our STIP goals each year.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
1. WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors (“Board”) is soliciting your proxy. Your proxy will be voted at the Annual Meeting on July 24, 2017 at 10:00 a.m. Eastern Time and at any adjournment(s) or postponement(s) of such meeting. All properly executed written proxies and all properly completed proxies submitted by telephone or by the Internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before completion of voting at such meeting.
2. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The Record Date for the Annual Meeting is May 30, 2017. Only stockholders of record on our transfer books at the close of trading on the NASDAQ National Market System on the Record Date will be entitled to vote and attend the Annual Meeting. On April 1, 2017 there were 20,530,795 shares of our common stock outstanding. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
3. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A
STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are the stockholder of record. If your shares of stock are held for you in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 10 describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of stock without instructions from you.
It is important that you vote your shares if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 10.
4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF
COMMON STOCK?

By Telephone or Internet: All stockholders of record may vote their shares of common stock by touch-tone telephone using the telephone number on the proxy card or Notice of Internet Availability of Proxy Materials ("Notice")(within the United States, U.S. territories and Canada, there is no charge for the call), or by the Internet, using the procedures and instructions described on the proxy card or Notice and other enclosures. Street name holders may vote by telephone or the Internet if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions along with the Notice or proxy materials received from the Company. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.
In Writing: All stockholders also may vote by mailing their completed and signed proxy card (in the case of stockholders of record) or their completed and signed voting instruction form (in the case of street name holders).
Annual Meeting: This year, the Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website:
www.virtualshareholdermeeting.com/SPOK2017
To participate in the Annual Meeting, you will need the 16-digit control number included in yourNotice, on your proxy card or on the instructions that accompanied your proxy materials.
Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted on electronically during the Annual Meeting.
Even if you plan to participate in the online Annual Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting.

5. WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?

Proposal Proposal 1 – Election of Directors (pages 52-55)
Voting Choices, Board Recommendation and Voting Requirement
Voting Choices
· Vote for one or more nominees;
· Vote against one or more nominees; or
· Abstain from voting.

Board Recommendation
The Board recommends a vote “FOR” each of the nominees named in the Proxy Statement.

Voting Requirement
Directors will be elected by a majority of the votes cast. Thus, a director will be elected if the votes cast "FOR" the director exceed the votes cast "AGAINST" the director.

In the event any nominee is unable or unwilling to serve, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with our Bylaws. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a director if elected.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm (page 56)
Voting Choices
· Vote for the ratification;
· Vote against the ratification; or
· Abstain from voting.

Board Recommendation
The Board recommends a vote “FOR” this proposal.

Voting Requirement
The ratification of the appointment of the independent registered public accounting firm requires a majority of the votes cast. Thus, the selection will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation for 2016 ("Say-on-Pay") (page 57)
Voting Choices
· Vote for the approval of the compensation of the Company’s named executive officers;
· Vote against the approval of the compensation of the Company’s named executive officers; or
· Abstain from voting.

Board Recommendation
The Board recommends a vote “FOR” this proposal.

Voting Requirement
The advisory approval of the compensation of the Company's named executive officers requires a majority of the votes cast. Thus, the compensation of the Company’s named executive officers will be approved on an advisory basis if the votes cast “FOR” exceed the votes cast “AGAINST”.
This vote is not binding upon the Company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Company’s named executive officers.

Proposal 4 – Advisory Vote on the Frequency of Future Say-on-Pay Votes ("Say-When-on-Pay") (page 58)
Voting Choices
· Vote for EVERY YEAR;
· Vote for EVERY TWO YEARS;
· Vote for EVERY THREE YEARS; or
· Abstain from voting.

Board Recommendation
The Board recommends a vote for EVERY YEAR.

Voting Requirement
The advisory vote on the frequency of future Say-on-Pay votes requires a majority of the votes cast for approval. Thus, the option of EVERY YEAR, EVERY TWO YEARS or EVERY THREE YEARS will be approved on an advisory basis if the votes cast for such option exceed the votes cast for the other alternatives.
In the event that no option receives a majority of the votes cast, the option that receives the most votes will be considered the option recommended by stockholders. This vote is not binding upon the Company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making decisions on the frequency of future Say-on-Pay votes.

Proposal 5 – Amendment to the Company's 2012 Equity Incentive Award Plan (“2012 Equity Plan”) (page 59-65)
Voting Choice
· Vote for the approval of the amendment to the Company’s 2012 Equity Plan;
· Vote against the approval of the amendment to the Company’s 2012 Equity Plan; or
· Abstain from voting.

Board Recommendation
The Board recommends a vote “FOR” this proposal.

Voting Requirement
The approval of the amendment to the Company’s 2012 Equity Plan requires a majority of the votes cast. Thus, the amendment of the 2012 Equity Plan will be approved if the votes cast “FOR” exceed the votes cast “AGAINST”.

6. ARE VOTES CONFIDENTIAL?

We will continue our long-standing practice of holding the votes of each stockholder in confidence from directors, officers and employees, except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in the case of a contested proxy solicitation; (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to the Company; or (d) to allow the independent inspectors of election to certify the results of the vote.
7. WHO COUNTS THE VOTES?

We will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results. This year the tabulator will be Broadridge Financial Services.
8. WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN
RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specific choice is made for one or more matters, proxies that are signed and returned will be voted “FOR” the election of each of the nominees for director; “FOR” the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2017; “FOR” the advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”); for “EVERY YEAR” as the frequency of future “Say-on-Pay” votes; and “FOR” the approval of the amendment to the 2012 Equity Plan.
9. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.
We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A. Computershare’s address is P.O. Box 43078, Providence, Rhode Island 02940-3078. You can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).
10. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record: If you are a stockholder of record (see Question 3), your shares will not be voted if you do not provide your proxy unless you vote online during the Annual Meeting. We therefore encourage you, regardless of whether you plan to participate in the Annual Meeting, to sign and return your proxy card, or use telephone or Internet voting prior to such meeting, so that your shares of common stock will be represented and voted at the Annual Meeting.
Street Name Holders: If your shares are held in street name (see Question 3) and you do not provide your signed and dated voting instruction form to your bank, broker or other nominee, your shares may be voted by your broker, bank or other nominee, but only under certain circumstances. Specifically, under the NASDAQ National Market (“NASDAQ”) rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions. Only the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the Annual Meeting (specifically, the election of director nominees, the advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”), the advisory vote on the frequency of future Say-on-Pay votes, and the approval of the amendment to the 2012 Equity Plan) are not considered “routine” under the NASDAQ rules, so the broker, bank or other nominee cannot vote your shares on any of these proposals unless you provide to the broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on the matter, which is referred to as a “broker non-vote.”

11. ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in the totals of votes cast and will not affect the outcome of the vote at the Annual Meeting. Broker non-votes are described more particularly in Question 10 above.
12. HOW CAN I REVOKE A PROXY?

You can revoke a proxy before the completion of voting at the Annual Meeting by:

(a)	giving written notice to the Corporate Secretary of the Company;

(b)	delivering a later-dated proxy; or

(c)	voting online during such meeting.
Participation in the Annual Meeting will NOT cause your previously granted proxy to be revoked. To revoke you must use one of the methods listed above. For shares you held beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or by participating in the Annual Meeting and voting your shares online during such meeting.
13. WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks, and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Broadridge Investor Communication Solutions, Inc. at an anticipated cost of $18,000, plus reimbursement of out of pocket expenses. This cost includes support for the virtual Annual Meeting.
14. HOW CAN I ATTEND THE ANNUAL MEETING?

We are very pleased that the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you are a holder or joint holder of Spok common stock as of the close of business on May 30, 2017 or you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting of stockholders online and submit your questions by visiting www.virtualshareholdermeeting.com/SPOK2017. You also will be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
15. WHY IS THE COMPANY USING A VIRTUAL MEETING?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. Hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world.
You will be able to attend the Annual Meeting of stockholders online and submit your questions by visiting www.virtualshareholdermeeting.com/SPOK2017. You also will be able to vote your shares electronically at the Annual Meeting.

16. WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call:
1 (855) 449-0991 (Toll Free)

17. HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote online or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of the shares of common stock issued and outstanding and entitled to vote must be present online or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker, bank or other nominee (‘broker shares”) that are voted on any matter are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.
18. WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, then either the chairman of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.
19. WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

Other than the five items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Vincent D. Kelly and Michael Wallace, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees named in this Proxy Statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
20. WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting or in our Quarterly Report on Form 10-Q if filed within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND GOVERNANCE MATTERS
BOARD RESPONSIBILITY, COMPOSITION AND MEETINGS
The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company and, in turn, to oversee the generation of long-term stockholder value. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company. The Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the day-to-day operations of the Company.
Our Board consists of seven directors. Directors are elected annually at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Each of the nominees currently serves as a director and was elected by the stockholders at the 2016 Annual Meeting of Stockholders. Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” on page 52.
The Board holds regular meetings each quarter and special meetings are held when necessary. The Board’s organizational meeting follows the annual meeting of stockholders. Each year, one of the Board meetings is devoted primarily to reviewing the Company’s long-range plan. The Board held 5 meetings in 2016. The Board meets in executive session at every Board meeting. Directors are expected to attend the Board meetings, the annual meeting of stockholders and meetings of committees of the Board on which they serve, with the understanding that, on occasion, a director may be unable to attend a meeting. During 2016, all nominees for director attended 100% of the aggregate number of meetings of the Board and any committees of the Board on which they served, except for two directors, one who missed one meeting and one who missed two meetings. All directors attended the virtual 2016 Annual Meeting of Stockholders.
BOARD LEADERSHIP STRUCTURE
The Board has segregated the positions of Chair of the Board and Chief Executive Officer and President (“CEO”) since the Company’s inception in 2004. The position of Chair of the Board has been filled by an independent director. The Board believes that segregation of these positions has allowed the CEO to focus on managing our day-to-day activities within the parameters established by the Board. The position of Chair of the Board provides leadership to the Board in establishing our overall strategic direction consistent with the input of other directors and management. The Board believes this structure has served the stockholders well by ensuring the development and implementation of our strategies in the critical communications market.
GOVERNANCE GUIDELINES, POLICIES AND CODES
The Board has adopted Corporate Governance Guidelines that may be found on our website at http://www.spok.com/meet-spok/investor-relations. In addition, the Board has adopted a Code of Business Conduct and Ethics that applies to all our directors and employees including the CEO, Chief Financial Officer (“CFO”) and Chief Accounting Officer. This Code of Business Conduct and Ethics may be found on our website http://www.spok.com/meet-spok/investor-relations. During the period covered by this report, we did not request a waiver of our Code of Business Conduct and Ethics and did not grant any such waivers. Should any amendment or waiver become necessary, we intend to post such amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors, principal executive officer, principal financial officer or principal accounting officer) on our website. Information on the Company’s website is not, and shall not be deemed to be a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.

BOARD’S RISK OVERSIGHT ROLE
Our primary risks consist of managing our business profitably during the continued transition of declining wireless revenues and subscribers and profitably expanding our software revenues and bookings. In general, the Board, as a whole and also at the committee level, oversees our risk management activities. The Board annually reviews management’s long range plan and the annual budget that results from the strategic planning process. Using that information the Compensation Committee establishes both the short-term and long-term compensation programs along with the performance criteria that apply to all executives of the Company (including the NEOs). These compensation programs are discussed and ratified by the Board. The compensation programs are designed to focus management on the performance metrics that we expect will drive profitability in our business and long-term stockholder value. See “Compensation Discussion and Analysis - Executive Compensation Design - Compensation Policies and Risk Considerations” for additional information regarding risk management related to the Company’s compensation policies and procedures. The Board receives periodic updates from management on the status of our business and performance (including updates outside of the normal Board meetings). Finally, as noted below, the Board is assisted by the Audit Committee in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Thus, in performing its risk oversight, the Board establishes the performance metrics, monitors on a timely basis the achievement of those performance metrics, and oversees the mechanisms that report those performance metrics.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board has established various separately-designated standing committees to assist it with performance of its responsibilities. The Board designates the members of these committees and the committee chairs annually at its organizational meeting, which typically follows the annual meeting of stockholders, based on the recommendations of the Nominating and Governance Committee. The Chair of each committee works with Company management to develop the agenda for that committee and determine the frequency and length of committee meetings. After each meeting, each committee provides a full report to the Board.

The Board has adopted written charters for each of these committees. These charters are available on the Company’s website at http://www.spok.com/meet-spok/investor-relations. The following table summarizes the primary responsibilities of the committees:

Committee Audit Compensation Nominating and Governance
Primary Responsibilities
The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and financial reporting processes and systems of internal control; the qualifications, independence and performance of the Company’s independent registered public accounting firm, the internal auditors and the internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee also prepares the Audit Committee Report that the rules of the SEC require the Company to include in its proxy statement. See pages 17 and 18 for further matters related to the Audit Committee, including its report for the year ended December 31, 2016.

The Compensation Committee determines, reviews and approves the compensation of the NEOs, including salary, annual short-term incentive awards and long-term incentive awards. The Compensation Committee reviews director compensation and recommends changes in compensation to the Board. In addition, the Compensation Committee evaluates the design and effectiveness of the Company’s incentive programs. See pages 19 and 20 for further matters related to the Compensation Committee, including a discussion of its procedures and its report on the Compensation Discussion and Analysis appearing on pages 23 through 51.

The Nominating and Governance Committee identifies individuals qualified to become Board members consistent with the criteria established by the Board, which are described in the Company’s Corporate Governance Guidelines, and recommends a slate of nominees for election at each annual meeting of stockholders; makes recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its committees; advises the Board on corporate governance matters, including the development of recommendations to the Board on the Company’s corporate governance principles; and oversees the self-evaluation process of the Board and its committees.

The following table sets forth the current members of each committee and the number of meetings held during 2016:

Name	Audit(1)	Compensation(2)	Nominating and Governance(3)
N. Blair Butterfield*	√
Stacia A. Hylton*	√
Vincent D. Kelly
Brian O’Reilly*		Chair	√
Matthew Oristano*(4)	Chair
Samme L. Thompson*(5)		√	Chair
Royce Yudkoff*(6)		√	√
2016 Meetings	5	3	1
* Independent Director

(1)
The Audit Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit Committee are financially literate and that Matthew Oristano is an “audit committee financial expert” within the meaning set forth in the regulations of the SEC.

(2)
The Compensation Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ, are non-employee directors for the purposes of Rule 16b-3 of the Exchange Act; and satisfy the requirements of Internal Revenue Code Section 162(m) for outside directors.

(3)	The Nominating and Governance Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ.

(4)	Mr. Oristano became Chair of the Audit Committee in November 2016 after the death of Mr. Nicholas Gallopo, the former Chair of the Audit Committee.

(5)	Mr. Thompson became Chair of the Nominating and Governance Committee in November 2016 after Mr. Oristano became Chair of the Audit Committee.

(6)	Chair of the Board of Directors.
DIRECTORS
Process for Nominating Directors
The Nominating and Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the annual meeting.
In identifying potential candidates for Board membership, the Nominating and Governance Committee relies on suggestions and recommendations from directors, management, stockholders and others, including from time to time executive search and board advisory firms. The Nominating and Governance Committee has the sole authority to retain, compensate and terminate any search firm or firms to be used in connection with the identification and assessment of director candidates.
The Nominating and Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. We have not adopted a formal process because we believe that an informal consideration process has served stockholders well. The Nominating and Governance Committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for the Nominating and Governance Committee’s consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Governance Committee, in care of our Secretary, at least six months before the next Annual Meeting of Stockholders to ensure time for meaningful consideration by the Nominating and Governance Committee. The policy for nominating directors is the same regardless if the nominees are submitted to the Nominating and Governance Committee by stockholders or if the nominees are recommended by the Company or the Board. The Company’s Bylaws set forth the procedures that a stockholder must follow to nominate directors. (See “Stockholder Proposals and Company Documents” on page 69.)
The current composition of our Board of Directors is discussed under “Board Responsibility, Composition and Meetings” on page 11. Biographical information and qualifications of the nominees for director are included under “Proposal 1-Election of Directors” on page 52.

Director Qualifications and Board Diversity
The Nominating and Governance Committee considers Board candidates based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience and any other factors appropriate in the context of an assessment of the Nominating and Governance Committee’s understanding of the needs of the Board at that time. In addition, the Nominating and Governance Committee considers whether the individual satisfies criteria for independence, as may be required by applicable regulations, and personal integrity and judgment. Accordingly, the Board seeks to attract and retain highly-qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company.
The Nominating and Governance Committee is focused on diversity, and as part of its review of Board candidates, the Nominating and Governance Committee considers diversity in the context of age, business experience, knowledge and perspective from other fields or industries such as investment banking, manufacturing, professional services, government services or consulting among others. This consideration is included as part of the overall decision on the candidates for the Board.
Under “Proposal 1 – Election of Directors,” we provide our overview of each nominee’s principal occupation, business experience and other directorships, together with the key attributes, experience and skills considered by the Nominating and Governance Committee and the Board as relevant to achieving the Company’s strategic direction and overseeing its operations.
Director Independence Determinations
The NASDAQ corporate governance rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familiar relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with our Company. Based upon both detailed written submissions by members of the Board and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable NASDAQ corporate governance rules, the Board has determined for the year ended December 31, 2016 that all directors were independent, with the exception of Mr. Kelly, our CEO.
Compensation of Directors
The Company’s philosophy is to provide competitive compensation necessary to attract and retain high-quality non-executive directors. The Board believes that a significant portion of compensation should be equity based to align directors’ interests with the interests of stockholders. Directors who are full-time employees of the Company (currently, only Mr. Kelly) receive no additional compensation for service as a director.
The Compensation Committee periodically reviews the competitiveness of director compensation, considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. There were no changes made to director compensation in 2016.
Our current director compensation program provides that each non-executive director will receive an award of restricted shares of common stock (“restricted stock”) quarterly based upon the closing price per share of our common stock at the end of each quarter, such that each non-executive director will receive $60,000 per year of restricted stock ($70,000 for the Chair of the Audit Committee). The restricted stock will vest on the earlier of change in control of the Company or one year from the date of grant. In addition, the non-executive directors will be entitled to cash compensation of $45,000 per year ($55,000 for the Chair of the Audit Committee), also payable quarterly.

The following table presents the cash and equity compensation elements in place during 2016 for our non-executive directors:

Type of Compensation	Non-Executive Director (excluding Chair of Audit Committee)	Chair of Audit Committee
Annual Cash Fee(1)	$45,000	$55,000
Annual Restricted Stock Award Value(1)(2)	$60,000	$70,000

(1)	Both the cash fee and restricted stock award value are paid in quarterly installments.

(2)	Restricted stock vests one year following the grant date, subject to earlier vesting upon a change in control.
The non-executive directors are reimbursed for any reasonable out-of-pocket Board related expenses incurred. There are no other annual fees paid to these non-executive directors.
The following table sets forth the compensation earned by the non-executive directors for the year ended December 31, 2016:
Director Compensation Table for 2016

Director Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(4)	Total ($)
Royce Yudkoff (1)	45,000	60,000	105,000
N. Blair Butterfield (1)	45,000	60,000	105,000
Nicholas A. Gallopo (2)(5)	55,000	70,000	125,000
Stacia A. Hylton(1)	45,000	60,000	105,000
Brian O’Reilly (1)	45,000	60,000	105,000
Matthew Oristano (1)(3)	45,000	60,000	105,000
Samme L. Thompson (1)	45,000	60,000	105,000

(1)	Included in the column “Restricted Stock Awards” is a total of 3,300 shares of restricted stock awarded to each non-executive director during 2016.

(2)	Included in the column “Restricted Stock Awards” is a total of 3,849 shares of restricted stock awarded to Mr. Gallopo, the Audit Committee Chair, during 2016.

(3)	Mr. Oristano became Chair of the Audit Committee in November 2016.

(4)
Amounts shown reflect the grant date fair value of the restricted stock awards as determined under FASB ASC Topic 718. For additional information, refer to note 5 of the audited financial statements that were included in the Company's 2016 Annual Report on Form 10-K.

(5)	Mr. Gallopo died in November 2016. The Board of Directors authorized full payment and immediate vesting of Mr. Gallopo's director compensation for 2016.
Stock Ownership Guidelines for Non-Executive Directors and Prohibitions on Pledging and Hedging
The Board believes that stock ownership guidelines further align the interest of directors with those of the Company’s stockholders. The non-executive directors are required to hold shares of common stock and/or restricted stock equal to three times their annual cash compensation ($135,000 for each non-executive director and $165,000 for the Chair of the Audit Committee) as measured on June 30th of each year. All non-executive directors will have a three year grace period to reach the ownership threshold. All non-executive directors have met the stock ownership guidelines as of April 1, 2017 except for Ms. Hylton who has until June 30, 2018 to reach the ownership threshold for non-executive directors.
The Company’s non-executive directors are not permitted to engage in hedging activities with respect to our stock and are not permitted to pledge their shares of our stock.

Board Tenure
The Nominating and Governance Committee, as part of its evaluation of nominees to the Board, reviewed the tenure of each nominee. Each nominee to the Board, except for Mr. Butterfield and Ms. Hylton, has been a director since 2004. The Nominating and Governance Committee considered the Company’s ongoing long-term transition from a wireless centric customer base to a growing software centric critical communications customer base as a critical strategic and operational element for the Company’s future. Each nominee, except for Mr. Butterfield and Ms. Hylton, has been involved in oversight of the Company’s strategic and operational priorities since 2004 and understands how the Company’s strategies and operations have evolved to support the Company’s continued long-term transition. The Nominating and Governance Committee believes that this historical understanding is critical and allows the nominees to judge the Company’s priorities and operational plans during the transition in a manner that would best impact long-term stockholder value. Based on this evaluation, the Nominating and Governance Committee believes that all nominees, including Mr. Butterfield and Ms. Hylton, should continue as directors on the Board. As the Company continues through its transition, the Nominating and Governance Committee will review each Director to ensure appropriate Board composition.
Annual Performance Evaluation
The Chair of the Nominating and Governance Committee oversees an annual Board evaluation process. The process consists of individual interviews using a five point grading mechanism on 59 different items of evaluation that cover Board independence, oversight of Company strategy, individual engagement and performance, quality of information and communication, and expertise and education, as well as committee performance. Each director is also given a chance to comment individually and confidentially regarding the Board’s function. On any points where the evaluation determines that the Board is performing at a less than excellent level, recommendations are made and executed for remediation of such condition.
Stockholders’ Communications
We have not developed a formal process by which stockholders may communicate directly to the Board. We believe that an informal process, in which stockholder communications directed to the Board are received by the Secretary and the communications (or summaries thereof) are provided to the Board, has served the Board’s and the stockholders’ needs. All communications received are immediately communicated electronically to the Board or Committee Chairman, where appropriate. Responses, if appropriate, to these communications may come from the Secretary or a Board member. Until other procedures are developed, any communications to the Board should be addressed to the Board and sent in care of our Secretary at the following address: Spok Holdings, Inc., c/o Secretary, 6850 Versar Center, Suite 420, Springfield, Virginia 22151-4148.

AUDIT COMMITTEE MATTERS
AUDIT COMMITTEE REPORT
To our Stockholders:
In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee oversees the financial reporting process on behalf of the Board.
Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including the system of internal controls. Grant Thornton LLP (the “auditor”) is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.
In discharging its oversight responsibility, the Audit Committee reviewed and discussed with management and the auditor the audited financial statements that were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
The Audit Committee discussed with the auditor the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards. In addition, the Audit Committee discussed with the auditor the auditor’s independence from the Company and its management and received the written disclosures and letter from the auditor as required by the applicable requirements of the PCAOB regarding the auditor’s communications with the Audit Committee concerning independence.
Based on the foregoing, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.
Audit Committee*:
Matthew Oristano, Chair
N. Blair Butterfield
Stacia A. Hylton

*Mr. Nicholas A. Gallopo, former Chair of the Audit Committee, died in November 2016. Mr. Matthew Oristano became Chair of the Audit Committee at that time.
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table summarizes fees billed to us through April 27, 2017 by Grant Thornton LLP relating to services provided for the periods stated.

Grant Thornton LLP	For the Year Ended December 31,
	2016	2015
Audit Fees(1)	$1,210,203	$1,331,622
Audit-Related Fees(2)	21,515	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,231,718	$1,331,622

(1)
The audit fees (including out-of-pocket expenses) for the years ended December 31, 2016 and 2015 were for professional services rendered during the audits of our consolidated financial statements and our internal control over financial reporting, for reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q and for reviews of other filings made by us with the SEC.

(2)	Audit-Related Fees are primarily for services associated with the implementation of new accounting standards.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or types of services to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee may also delegate to one or more of its members the authority to approve any audit or non-audit services to be provided by the independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported at the next Audit Committee meeting.
All audit fees in 2016 and 2015 were approved by the Audit Committee pursuant to our pre-approval policy.

COMPENSATION COMMITTEE MATTERS
INTRODUCTION
The Compensation Committee consists entirely of non-management directors all of whom are independent directors as the term is defined in the NASDAQ rules. Its responsibilities are described below and set forth in the Compensation Committee Charter that can be viewed online on the Company website at http://www.spok.com/meet-spok/investor-relations/. The current members of the Compensation Committee are: Brian O’Reilly (Chair), Samme L. Thompson and Royce Yudkoff.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee are or have been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related person, except for Mr. Thompson whose relationship with American Tower Corporation (“ATC”), a landlord of transmission tower sites used by the Company, is described under “Transactions with Related Parties” on page 68. In addition, during 2016, no member of our Board or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of an entity that has one or more executive officers serving as members of our Board or our Compensation Committee.
COMPENSATION COMMITTEE PROCEDURES
Scope of Authority
The responsibilities of the Compensation Committee are set forth in its charter and include, among other duties, the responsibility to:

•	review and approve the Company’s overall executive compensation philosophy and design;

•	review and approve corporate goals and objectives relevant to the compensation of our CEO and all executive officers (including the NEOs);

•	make recommendations to the Board with respect to incentive compensation plans and equity based plans, administer and make awards under such plans and review the cumulative effect of its actions;

•	monitor compliance by executives with our stock ownership guidelines;

•	monitor risks related to the design of the Company’s compensation program;

•	determine the independence and lack of conflicts of interest of its outside compensation consultants;

•	review and discuss with management our Compensation Discussion and Analysis; and

•	prepare and approve the Compensation Committee’s Report for inclusion in the annual proxy statement.
In accordance with its charter, the Compensation Committee may delegate its authority to the Chair of the Compensation Committee when it deems appropriate, unless prohibited by law, regulation or NASDAQ listing standards.
Processes and Procedures for Establishing Executive Compensation
The primary processes and procedures for establishing and overseeing executive compensation include:
Compensation Committee Meetings. The Compensation Committee had three formal meeting in 2016 and conducted other deliberations by email in lieu of formal meetings. The Chair of the Compensation Committee, in consultation with the other members, sets the meeting agendas. The Compensation Committee reports its actions and recommendations to the Board.
Role of Consultants. Based on the Say-on-Pay results in 2016 where the executive compensation program (including the compensation of the NEOs) was approved by 99.1% of the votes cast (excluding abstentions and broker non-votes), the Compensation Committee did not engage any compensation consultants for purposes of evaluating the 2016 overall executive compensation program.

Role of Management

•	The Company’s management provides input on overall executive compensation program design for the Compensation Committee’s consideration.

•
Each year, our CEO presents to the Compensation Committee recommendations for the compensation of the Company’s NEOs (other than himself), as well as certain other officers. The Compensation Committee reviews and discusses these recommendations with the CEO and, exercising its discretion, makes the final decision with respect to the compensation of these individuals. The CEO has no role in setting his own compensation.

•
At the beginning of each year, our CEO presents the Company’s proposed annual performance criteria to the Compensation Committee for the Compensation Committee’s consideration in establishing the short-term and long-term incentive performance criteria.

COMPENSATION COMMITTEE REPORT
To our Stockholders:
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 23 through 51 of this Proxy Statement with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee:
Brian O’Reilly, Chair
Samme L. Thompson
Royce Yudkoff
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
Our NEOs and executive officers serve at the pleasure of the Board (only Mr. Kelly has an employment contract). Set forth below is biographical information for each of our executive officers who are not also a director as of April 27, 2017. Our CEO, Mr. Kelly, is a director of the Company.
Bonnie K. Culp-Fingerhut (“Ms. Culp”), age 65, was appointed Executive Vice President ("EVP") of Human Resources and Chief Compliance Officer (“HR & CCO”) in October 2007. Ms. Culp was named Senior Vice President ("SVP") of Human Resources and Administration in November 2004 with the merger of Arch Wireless, Inc. (“Arch”) and Metrocall Holdings, Inc. (“Metrocall”), predecessor companies to Spok. She was SVP of Human Resources and Administration of Metrocall from November 1998 until November 2004. Ms. Culp has more than 25 years of experience in the human resources field with over 15 years of experience in the wireless messaging industry. Ms. Culp is an NEO.
Shawn E. Endsley, age 62, was appointed Chief Accounting Officer ("CAO") of the Company on March 27, 2017 and remains a director of Arch, a wholly owned subsidiary of the Company. From September 2010 to March 2017, Mr. Endsley served as CFO of the Company and, before his appointment as CFO, Mr. Endsley served as our Controller and CAO since May 2005. Metrocall hired Mr. Endsley as Corporate Controller in June 2004. Prior to joining Metrocall, Mr. Endsley had over 20 years of experience in the telecommunications industry with financial or consulting positions at several publicly traded companies. These experiences included employment from 1989 to 1999 at Qwest Communications International Inc. and a predecessor company, LCI International, Inc., both domestic telecommunications providers, as well as employment from 1999 to 2001 at Global Telesystems, Inc. an international provider of communication services. Mr. Endsley provided consulting and forensic accounting support at a large telecommunications company from 2002 to 2004. Prior to his career in the telecommunications industry, Mr. Endsley was employed by Arthur Andersen LLP to provide accounting, auditing and consulting services to utility and communication companies in the United States.
Hemant Goel, age 54, was appointed President of Spok, Inc. in June 2015. From October 2014 through June 2015 Mr. Goel served as Chief Operating Officer of Spok, Inc. Mr. Goel has global experience in healthcare information technology. Mr. Goel joined Spok, Inc. from Siemens Health Services (“Siemens”), where he was Vice President, Clinical Solutions (2008-2014), with worldwide development responsibilities for the Clinical IT solutions business. In this position, he managed the organization’s operations, product portfolio, innovation and strategic growth. Mr. Goel also led a major software acquisition for Siemens. Before Siemens, Mr. Goel was Enterprise Vice President and General Manager, Radiology, Cardiology and Enterprise Imaging at Cerner Corporation (2001-2008), where he managed worldwide sales and development of this business unit. Previously, he was Senior Vice President, Business Development, Sales and Marketing at StorCOMM, Inc. (1999-2001), and, prior to that, served in various management positions at IMNET Systems, Inc., First Data Corporation and Unisys Corporation. Mr. Goel holds a Bachelor of Science degree in Mechanical Engineering from the Indian Institute of Technology in Kanpur, India, and a Master of Business Administration degree from the McColl School of Business at Queens University in Charlotte, North Carolina. Mr. Goel is an NEO.
Thomas G. Saine, age 54, was appointed Chief Information Officer (“CIO”) in August 2008. Prior to his current position, Mr. Saine was the Chief Technology Officer (“CTO”) since October 2007. Mr. Saine rejoined Spok in August 2007 as Vice President (“VP”) of Corporate Technical Operations. Previously, Mr. Saine had served Metrocall as VP, Technology and Integration from November 2003 through June 2005. Mr. Saine was an independent consultant from July 2005 through November 2005 and was a Program Manager and Director of Programs with Northrop Grumman Corporation from December 2005 through August 2007. Prior to Mr. Saine’s employment with Metrocall in 2003, Mr. Saine had served as VP, Network Services and CTO of Weblink Wireless, Inc. from 2001 through 2003. Mr. Saine has over 25 years of operations, engineering and technology management experience within the communications industry. Mr. Saine currently serves on the Board of Spok Canada. Mr. Saine served in the US Navy from 1980 through 1987. He is a Certified Information Systems Security Professional (CISSP) and has a Bachelor of Science in Management from California Coast University and a Masters of Science in Engineering Management from Columbus University. Mr. Saine is an NEO.

Michael W. Wallace, age 48, was appointed CFO of the Company on March 27, 2017. Before his appointment as CFO, Mr. Wallace had been Executive Vice President and CFO of Intermedix Corporation ("Intermedix"), a healthcare revenue cycle/practice management and data analytics solution provider since August 2013. Prior to joining Intermedix, Mr. Wallace was Executive Vice President and CFO of the Elephant Group (d.b.a. Saveology.com), an Internet based, direct to consumer marketing platform from October 2008. Before The Elephant Group, Mr. Wallace served as Senior Vice President and CFO of Radiology Corporation of America, a national provider of mobile and fixed-site positron emission tomography (PET) imaging services. Mr. Wallace has also served as an Assistant Chief Accountant in the SEC's Division of Enforcement and was a member of the SEC's Financial Fraud Task Force in Washington, D.C. Prior to his time at the SEC, Mr. Wallace served as CFO at Inktel Direct, Corp. CELLIT Technologies, Inc. and Kellstrom Industries, Inc. Before joining Kellstrom, Mr. Wallace worked at KPMG Peat Marwick, LLP in Miami, Florida. Effective March 27, 2017, Mr. Wallace will be an NEO.
Sharon Woods Keisling (“Ms. Woods”), age 48, was appointed Corporate Secretary of Spok in July 2007 and Treasurer in October 2008. She oversees Spok’s treasury operations, facilities and legal. Ms. Woods was named VP of Treasury Operations with the merger of Arch and Metrocall. Prior to this appointment, Ms. Woods held positions in Accounts Receivable and IT. Ms. Woods has over 25 years of experience in the communications industry. She received a Bachelor of Arts in Accounting from Kings College.

COMPENSATION DISCUSSION AND ANALYSIS - TABLE OF CONTENTS

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
We will provide a detailed discussion of our executive compensation with a focus on the Compensation Committee’s decisions with respect to our NEOs. Our NEOs in 2016 were:

NAME	POSITION
Vincent D. Kelly	President and Chief Executive Officer
Hemant Goel	President, Spok, Inc.
Shawn E. Endsley(1)	Chief Accounting Officer (Former Chief Financial Officer)
Thomas G. Saine	Chief Information Officer
Bonnie K. Culp-Fingerhut	Executive Vice President – Human Resource and Chief Compliance Officer

(1)	Mr. Endsley served as our CFO during fiscal year 2016. Effective March 27, 2017, Mr. Michael Wallace was appointed CFO and Mr. Endsley became CAO. Mr. Wallace will be an NEO in 2017.
EXECUTIVE SUMMARY
Say on Pay Results in 2016 and Stockholder Outreach
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides stockholders with a non-binding advisory vote (“Say-on-Pay”) on the compensation of our NEOs as such compensation is disclosed in our annual proxy statement. We hold these votes annually. At our 2016 Annual Meeting the 2015 NEO compensation program was approved by 99.1% of the shares voting (excludes broker non-votes). Based on the significant support that our 2015 NEO compensation program received from stockholders, our Compensation Committee made no fundamental changes to our 2016 NEO Compensation Program. Through our stockholder outreach in 2016 and through April 2017 we obtained feedback from our stockholders on our operational and financial performance as well as our NEO pay practices. This 2016 and 2017 stockholder outreach consisted of:

1)
Conducting quarterly reviews of our financial and operating results. For those stockholders who cannot attend the live meetings, we provide a recording of the reviews that can be accessed for 14 days subsequent to the live meeting;

2)	Meeting individually with investors or interested parties who request meetings with management to discuss our financial or operating results; and

3)	Speaking with stockholders representing approximately 26.7% of our outstanding shares throughout the year, including four of our ten largest stockholders.
A more detailed discussion of our stockholder outreach is included in the section "Stockholder Outreach" on page 30.
Based on the past feedback from our stockholders the Compensation Committee retained the following elements previously established for our executive (including the NEOs) compensation program:

1)	Awarded an annual LTIP award, for which 2016 was 100% performance based, for a multi-year performance period;

2)	Retained the CEO's minimum stock ownership guideline at three times the CEO's annual salary;

3)	Retained minimum stock ownership guidelines for all other executive officers (including the NEOs) at one times the executive officer's annual salary;

4)	Retained the prohibition for hedging or pledging the shares of the Company's common stock by executive officers (including the NEOs); and

5)	Retained the clawback policy regarding adjustment or recovery of compensation.
Following significant support for our 2015 Executive Compensation Program as evidenced by the results of our Say-on-Pay vote at our 2016 Annual Meeting and based on positive feedback from stockholders, the Compensation Committee designed the 2016 Executive Compensation Program to be consistent with the 2015 Executive Compensation Program (see page 35) and did not make any fundamental changes for 2016.

Compensation Philosophy
The compensation philosophy of our Company is intended to motivate executives to achieve Spok’s strategic goals and operational plans and attract and retain high quality talent while the Company transitions from a wireless centric customer base to a growing software centric critical communications customer base. This philosophy is supported by an executive compensation program including a pay-for-performance objective that aligns executive compensation with stockholder value. That philosophy is translated into the executive compensation program design based on the following principles.

COMPENSATION PRINCIPLES
Link compensation to performance.
We believe that compensation levels should reflect performance. This is accomplished by:
•    Motivating, recognizing, and rewarding individual excellence;
•    Paying short-term cash bonuses based upon Company financial performance; and
•    Linking elements of long-term compensation to our Company’s financial performance.
Maintain competitive compensation levels.
We strive to offer programs and levels of compensation that are competitive with those offered by companies of similar size in order to attract, retain and reward our executives including the NEOs.
Align management’s interests with those of stockholders.
We seek to implement programs that will retain the executives while increasing long-term stockholder value by providing competitive compensation and granting long-term equity-based incentives.

Company Financial Performance
With the acquisition of the software operations in 2011 the Company has begun a long-term transition from a declining wireless centric customer base to a growing software centric critical communications customer base. This means that until our software revenue growth exceeds the decline in our wireless revenue, total consolidated revenue will decline each year. This also means that operating cash flow (a non-GAAP financial measure) will also decline year over year until the Company successfully transitions to growth. Both consolidated revenue and operating cash flow, along with software operations bookings, have been identified by the Compensation Committee as key metrics in the performance-based components of our executive compensation program since they are drivers of stockholder value during this transition. Becoming the leader in healthcare communication and collaboration requires us to continue development of our integrated platform and invest in the key areas of customer need including: 1) mobility, 2) integrated platform, 3) nursing solutions and 4) alerting. We will increase our spending on product development and strategy in 2017 and beyond to develop these solutions and compete in the changing marketplace. This investment in our future has been and will be reflected in our research and development expenses.

The 2016 operating objectives and priorities that we established for the Company and that were outlined in our 2015 Annual Report to Stockholders reflect this transition. Our achievement against these operating objectives and priorities is outlined below.

2016 Operating Objectives and Priorities	2016 Achievement
1) Grow our software revenue and bookings.	Annual software revenue fell 0.9% compared to 2015. Software operations bookings were 87.1% of 2015 software operations bookings.
2) Retain our wireless subscribers and revenue stream.	Net churn for wireless subscribers in 2016 was 5.3% versus 6.6% in 2015. Wireless revenue declined 7.9% in 2016 versus a decline of 10.1% in 2015.
3) Invest in our future solutions.	Research and development expenses increased by 31.0% to $13.5 million in 2016.
4) Return capital to our stockholders.	Cash dividends declared in 2016 were $15.5 million and common stock repurchases were $6.5 million. The Company exceeded its goal to return $21 million to stockholders in 2016.
5) Seek long-term revenue growth through business diversification.	We investigated potential acquisition candidates but did not identify any candidates that met our screening criteria to provide stockholder value at a reasonable valuation.
We also announced our plan to continue our regular quarterly dividend of $0.125 per common share in 2017.
The following graphs provide a summary of the Company’s annual financial performance over the five year period ended December 31, 2016 during the long-term, ongoing transition from a declining wireless centric customer base to a growing software centric critical communications customer base. The research and development expense changes illustrate our investment to develop our critical communications platform and invest in the key areas of customer need including 1) mobility, 2) integrated platform, 3) nursing solutions and 4) alerting. The consolidated revenue, consolidated adjusted operating cash flow and software operations bookings financial performance measures are used by the Compensation Committee as performance criteria for the annual short-term incentive plan (“STIP”). Consolidated revenue and consolidated adjusted operating cash flow are also used as performance criteria for our equity-based long-term incentive plan (“LTIP”). The Compensation Committee believes the use of these metrics links incentive award opportunities to the attainment of performance criteria in these areas, which are key strategic and financial performance measures for the Company.

REVENUE
(IN MILLIONS)

RESEARCH AND DEVELOPMENT EXPENSES
(IN MILLIONS)

CONSOLIDATED ADJUSTED OCF(1)
(IN MILLIONS)
(1) Consolidated adjusted operating cash flow (“OCF”) is defined as operating income plus depreciation, amortization and accretion and severance expenses less capital expenditures, all determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). OCF is a non-GAAP measure used as a measure of free cash flow.

SOFTWARE OPERATIONS BOOKINGS(1),(2)
(IN MILLIONS)
(1) Software operations bookings represent contractual arrangements to provide software licenses, professional services and equipment sales. These contractual arrangements (bookings) represent future revenue.

(2)	Software operations bookings in 2014 reflect $6.7 million in federal government activity that was not replicated in subsequent years.

CASH ALLOCATION 2011-2016(1)
(IN MILLIONS)

(1)	Cash distributions and share repurchases excludes the special dividend of $5.2 million declared in December 2016 and paid in January 2017.

STOCKHOLDER OUTREACH
On an annual basis the compensation of our NEOs, as such compensation is disclosed in our annual proxy statement, is submitted to our stockholders for a Say-on-Pay vote. In 2016, the 2015 NEO Compensation Program was approved by 99.1% of the shares voting (excluding broker non-votes). We believe that the significant support for the NEO Compensation Program was due in part to the continuing impact of the elements outlined below that were implemented in recent years, but we also continued our stockholder outreach in 2016 and through April 2017 to obtain feedback from our stockholders on our operational and financial performance as well as our NEO pay practices. This 2016 and 2017 stockholder outreach consisted of:

1)
Conducting quarterly reviews of our financial and operating results. For those stockholders who cannot attend the live meetings we provide a recording of the reviews that can be accessed for 14 days subsequent to the live meeting;

2)	Meeting individually with investors or interested parties who request meetings with management to discuss our financial or operating results; and

3)	Speaking with four of our ten largest stockholders throughout the year.
For this stockholder outreach the agenda generally included (1) a review of the Company's operations and results to date, (2) a discussion of the Company's strategic direction outlining the Company's transition from a declining wireless revenue base to a profitable growing critical communications business and (3) any other matters that were of interest to investors including the Company's compensation philosophy and its alignment with the Company's strategic direction. During 2016, the Company spoke directly with stockholders representing 26.7% of the total shares outstanding as of December 31, 2016, which included four of the Company’s top ten stockholders. Generally, the CEO, the CFO, the Corporate Secretary and Treasurer and our investor relations professionals took part in these discussions and our stockholders were free to make inquiries about any matter of interest to the stockholder.
The Company also received feedback from a stockholder regarding the Company’s then-existing policy of plurality voting for directors. The Company reviewed this feedback and, in December 2016, revised its Bylaws to provide that, in an uncontested election, directors will be elected by a majority of votes cast.
Impact on 2016 Executive Compensation Program - Based on the results of the 2015 Say-on-Pay advisory vote and minimal stockholder feedback on the executive compensation program the Compensation Committee decided to make minimal changes to the 2016 Executive Compensation Program. For 2016 the Compensation Committee retained all of the following features:

1)	Awarded an annual LTIP award, which was 100% performance based, for a multi-year performance period;

2)	Retained the CEO's minimum stock ownership guideline at three times the CEO's annual salary;

3)	Retained minimum stock ownership guidelines for all other executive officers (including the NEOs) at one times the executive officer's annual salary;

4)	Retained the prohibition for hedging or pledging the shares of the Company's common stock by executive officers (including the NEOs); and

5)	Retained the clawback policy regarding adjustment or recovery of compensation.

EXECUTIVE COMPENSATION DESIGN
Objectives
The design of our executive compensation program reflects the unique strategic situation of the Company using the compensation principles of our Compensation Philosophy. Our Company has been a public company since we were founded in November 2004 resulting from the merger of Metrocall Holdings, Inc. and Arch Wireless, Inc., the two largest remaining independent paging companies in the United States. The merger allowed us to consolidate operations, reduce costs and create stockholder value including the return of $537.6 million through December 31, 2016 in the form of cash distributions (including dividends) and common stock repurchases. This merger also allowed for management of the declining wireless customer base to focus on the most profitable industry segments, primarily healthcare.
In an effort to capitalize on the valuable customer franchise from our wireless customer base in the healthcare industry segment we acquired Amcom Software, Inc. (“Amcom”) in 2011. Amcom provided critical communication solutions to customers in a variety of industries with a particular emphasis on healthcare. This common focus on the healthcare segment provided our Company with a unique opportunity. That unique opportunity allowed for transition from a declining wireless revenue stream to a growing critical communications software business while creating significant stockholder value during the transition. In essence the Company must profitably manage two revenue lines: 1) a declining wireless revenue stream and related subscribers and 2) a growing critical communications software business. We are engaged in a multi-year transition from a declining hardware based wireless company to a growing critical communications software company. Becoming the leader in healthcare communication and collaboration requires us to continue development of our integrated platform and invest in the key areas of customer need including: 1) mobility, 2) integrated platform, 3) nursing solutions and 4) alerting. We will increase our spending on product development and strategy in 2017 and beyond to develop these solutions and compete in the changing marketplace. These strategic considerations are important operational elements considered by the Compensation Committee in determining 2016 compensation for our executives, including our NEOs. The Compensation Committee actively considers the implications of this business transition and the evolving size and nature of the overall business when developing the target pay opportunities as part of the executive compensation program design.
For all of our executives, which include the NEOs, incentive compensation in 2016 was intended to be based 100% on the operating performance of the Company as a whole as determined by the Compensation Committee and ratified by the Board. The Compensation Committee believes that elements of incentive compensation paid to executives should be closely aligned with the Company’s short-term and long-term performance; linked to specific, measurable results that create value for stockholders; and assist the Company in attracting and retaining key executives critical to long-term success.
In establishing compensation for executives, the Compensation Committee has the following objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure compensation performance criteria are aligned with our corporate strategies, business objectives and the long-term interests of our stockholders through profitable management of our transition;

•	Achieve key strategic and financial performance measures by linking incentive award opportunities to attainment of performance criteria in these areas; and

•
Focus executive performance on long-term stockholder value, as well as promoting retention of key staff, by providing a portion of total compensation opportunities in the form of direct ownership in our Company through performance-based RSUs that are payable in our common stock when such RSUs vest.

The following table highlights certain of our executive compensation practices for 2016 that drive performance as well as those not implemented because we do not believe they would serve our stockholders’ interests.

ALIGNMENT WITH STOCKHOLDERS
Pay-for-Performance	Corporate Governance
● We provide meaningful at risk elements of compensation for executives that are performance-based.	● We generally do not enter into individual executive compensation agreements. Only our CEO has an employment contract.
● Equity-based LTIP awards for 2016 are 100% performance based and align with stockholder value.	● We devote significant time to strategic development and linkage of quantifiable results to executive compensation.
● Actual realized total compensation is designed to fluctuate with, and be commensurate with, actual performance.	● We maintain a market-aligned severance policy for executives upon a change in control. No excise tax gross ups are provided to our executives.
● LTIP awards vest upon a change in control only if we are on track to meet our performance goals. No other "single trigger" benefits apply upon a change in control for any of our NEOs.
● Incentive awards for 2016 were 100% dependent upon our performance, and are measured against objective financial metrics that are intended to link either directly or indirectly to the creation of value for our stockholders.
● When necessary the Compensation Committee uses an independent compensation consultant when seeking outside recommendations.
● We balance growth and return objectives, top and bottom line objectives, and short- and long-term objectives to reward overall performance that does not over-emphasize a singular focus.	● Our compensation programs do not encourage imprudent risk-taking.
● Our long-term incentives for 2016 were delivered in the form of performance-based restricted stock units ("RSUs") which vest only if pre-established quantifiable financial metrics are achieved.
● We maintain stock ownership guidelines for executive officers and non-employee directors. We also prohibit executive officers and directors from engaging in any form of hedging or pledging transactions involving our stock.

● We review our pay-for-performance relationship on an annual basis.	● We conduct a stockholder outreach program throughout the year.
● We disclose our corporate performance goals and achievements relative to our STIP goals each year.

Elements of Compensation
The following chart summarizes the key pay elements during 2016 for our executives including the NEOs. Each element is described in detail beginning on page 35 in the section “2016 Executive Compensation Program Decisions”.

(1)
The “At-Risk” compensation elements are based on incentive plans approved in advance by the Compensation Committee. Both the STIP and LTIP for 2016 were 100% performance based. Both the STIP and LTIP provide for non-payment or caps on potential payment of the awards if the pre-established performance criteria are not met or exceeded. Both the STIP and LTIP provided that if certain pre-established performance minimums are not met, no payment is made.

Compensation Policies and Risk Considerations
The Board, through the Compensation Committee, applies the same compensation policies and practices to all of our executives, including the NEOs. The two at-risk elements of our executive compensation program are the STIP and the LTIP awards. With respect to both the STIP and LTIP awards, the Compensation Committee establishes measurable performance criteria that is based on company-wide metrics such as consolidated revenue, adjusted OCF (defined as operating income plus depreciation, amortization and accretion and severance expenses, less capital expenditures; all determined in accordance with U.S. GAAP) and software operations bookings (sales orders from customers for our software solutions). Determination of the payouts for the STIP and LTIP awards are measured against the pre-established Company-wide criteria. The Compensation Committee believes that this approach focuses each executive on overall measurable Company performance, minimizes the risk of conduct detrimental to the Company and retains the executive. The Compensation Committee also established policies that prohibit executives, including the NEOs, from hedging or pledging their shares of the Company’s common stock and instituted a clawback policy regarding adjustment or recovery of compensation. Such policies also ameliorate risks associated with the Company’s compensation policies. We believe that our compensation policies and practices are not likely to have a material adverse impact on the Company.
Relationship with Compensation Consultants and Use of Peer Groups
Given the strong approval of our 2015 Executive Compensation Program and the Compensation Committee’s determination that minimal changes would be made to the form, amounts and structure of the 2016 Executive Compensation Program, the Compensation Committee determined that compensation consultants did not need to be engaged in 2016 for overall executive compensation program design. The Compensation Committee did not engage in benchmarking or utilize a peer group in making its decisions regarding the 2016 Executive Compensation Program.

2016 EXECUTIVE COMPENSATION PROGRAM DECISIONS
The elements of compensation, all of which are discussed in greater detail below, include:

•	Base Salary;

•	All Other Compensation;

•	Short-Term Incentive Compensation;

•	Long-Term Incentive Compensation; and

•	Termination and Change-in-Control Arrangements.
Base Salary
The base salary element of our compensation program is designed to be competitive with compensation paid to similarly situated, competent and skilled executives. Based on the Company’s planned operations for 2016, the Compensation Committee's review of the executive compensation program and the overwhelming approval by stockholders of the 2015 Executive Compensation Program the Compensation Committee made no changes to the NEO base salaries for 2016 with the exception of Bonnie Culp, Executive Vice President, Human Resources and Chief Compliance Officer who received an increase in her base salary to $225,000.
The base salaries paid to our NEOs are set forth in the Summary Compensation Table on page 43 in the Salary column. The increase in salary in 2015 from 2014 reflects a one time extra biweekly payroll payment due to the payroll leap year. All employees of the Company received this extra biweekly payroll payment.
All Other Compensation
We provide certain employee benefits and limited perquisites to our NEOs. In general except as noted below, the other elements of compensation are the same as offered to all other employees of the Company.
Perquisites – We provide a car to the CEO pursuant to his employment agreement.
Insurance Premiums – We paid for basic life insurance at the value of the NEO’s annual salary to a maximum of $250,000. This is available to all employees of the Company.
Company Contribution to Defined Contribution Plan – All Company employees are eligible to receive a Company contribution.
Spok Holdings, Inc. Savings and Retirement Plan (the “Plan”) is open to all Company employees working a minimum of twenty hours per week with at least thirty days of service. The Plan qualifies under Section 401(k) of the Internal Revenue Code (the “Code”). Under the Plan, participating employees may elect to voluntarily contribute a percentage of their qualifying compensation on a pretax or after-tax basis up to the annual maximum amounts established by the Code. The Company matches 50% of the employee’s contribution, up to 5% of each participant’s gross salary per pay period, or 50% of the employee’s annualized contribution up to $2,500, whichever is greater. There is a per-pay-period match on the 5% component and an end-of-year true up on the $2,500 component. Contributions made by the Company become fully vested three years from the date of the participant’s employment. Profit sharing contributions are discretionary. In 2016, 2015 and 2014, we made matching contributions in amounts equal to $32,971, $31,565, and $22,887, respectively, for the NEOs participating in the Plan as reflected in “All Other Compensation Table for 2016” in the “Compensation Tables” section on page 44.
Dividend Equivalent Rights (“DERs”) – Participants in the 2015 LTIP, including the NEOs, are entitled to accrue DERs on each RSU granted to the participant. Each DER represents the value of dividends paid on the Company’s common stock during the 2015 LTIP performance cycles. Each participant, including the NEOs, is entitled to receive in cash the DERs accrued on the underlying RSUs if the pre-established performance criteria is met. If a participant voluntarily leaves the employ of the Company, the underlying DERs are forfeited along with forfeiture of the unvested RSUs.
Other Employee Benefits – We maintain broad-based benefits for all employees, including health, vision and dental insurance, disability insurance, paid time off and paid holidays. Executives (including NEOs) are eligible to participate in all of the employee benefit plans on the same basis as other employees with the exception of increased vacation accrual and eligibility for payout of that vacation accrual at time of termination.

Short-Term Incentive Compensation (“STIP”)
Our STIP is designed to motivate our executives and key employees (including the NEOs) and reward them with cash payments for achieving quantifiable, pre-established Company performance criteria.
STIP provides motivation to execute the business transition – From the formation of the Company in 2004 through 2011 the Company managed a declining wireless centric customer base that was characterized by declining consolidated revenue. Despite that declining revenue the Company had increased margins, provided steady cash dividends and made common stock repurchases. Starting in 2011 with the acquisition of Amcom the Company initiated a long-term transition from a declining wireless centric customer base to a growing critical communications software centric customer base. Until the software revenue growth exceeds the decline in our wireless revenue, total consolidated revenue will decline year over year. This also means that OCF (a non-GAAP financial measure) will also decline year over year until the Company successfully transitions to growth.
Board and Compensation Committee follow a robust process in setting the STIP performance criteria - Prior to establishing the performance criteria for the STIP both the Board and the Compensation Committee reviews with management the Company’s long range plan (“LRP”). The LRP is a five year projection of the Company's operations. (In 2016 the LRP covered the years 2017-2021.) This LRP was reviewed with the full Board at two meetings during the year. The Board discusses with management the Company’s operational priorities, strategic direction, budget assumptions including headcount, sales, research and development spending, capital expenditures, revenue growth, subscriber churn, maintenance retention and other elements that support the LRP. The Board also reviews a detailed narrative that encapsulates this process. The Board takes great care in setting performance criteria to ensure the performance criteria are robust and long-term focused. The Board and Compensation Committee actively and independently considers the performance criteria and management projections when determining the performance criteria for use in the STIP as the basis for motivating executive performance.
Based on this understanding of the Company’s software operations and plans as detailed in the LRP, the Compensation Committee identified the key performance criteria for the 2016 STIP that, in the judgment of the Compensation Committee, would support the Company’s capital allocation and long-term stockholder value creation.
Description of the STIP Performance Criteria – Based on the information from the LRP for 2016 the Compensation Committee approved the performance criteria of the 2016 STIP to be effective January 1, 2016. The 2016 STIP was payable in cash, based upon separate pre-established performance criteria which included total consolidated revenue, software operations bookings and consolidated adjusted OCF, each of which is measurable     and readily reportable and requires the coordination and cooperation of all of management for achievement.
The Compensation Committee selected the 2016 performance criteria, all of which are key elements leading to long-term stockholder value creation, for the STIP based on the following rationale:
Consolidated Adjusted OCF – OCF is defined as operating income plus depreciation, amortization and accretion expense, less capital expense (all calculated in accordance with U.S. GAAP). Adjusted OCF is defined as OCF less severance, restructuring and impairment expenses. This performance criteria is a non-GAAP measure of the free cash flow available to stockholders for dividends, stock repurchases, acquisitions and investments in the business. This performance criteria measures the Company’s ability to manage its operations profitably based on parameters established by the Board. Until the Company accomplishes its transition to overall growth this performance criteria will reflect a reduction from the prior year.
The Compensation Committee assigned the greatest weight to this performance criteria because it measures the Company's ability to support stockholder compensation and manage its business. The Compensation Committee believes that as the Company transitions to growth the Company's stockholders should be compensated for the changing nature of their investment in the Company.
Consolidated Revenue – As noted earlier the Company is in transition from a declining wireless centric revenue base to a growing software centric base as represented by software revenue. The Company’s operations require focus on both types of revenue. Until the Company accomplishes its transition to overall growth this performance criteria will necessarily reflect a reduction in revenue from the prior year.

Software Operations Bookings – Software operations bookings represent contractual arrangements to provide software licenses, professional services and equipment sales. These contractual arrangements (bookings) represent future revenue. This performance criteria focuses management on supporting the critical drivers for future growth and implementation of the transition to growth. As the Company accomplishes its transition to overall growth, this performance criteria will generally reflect an increase from the prior year based on the Compensation Committee's understanding of the Company's operations. In establishing the software operations booking target level for 2016 the Compensation Committee reviewed the actual performance level for software operations bookings in 2015 and set the 2016 target performance level higher than actual performance in 2015.
The Compensation Committee believes that these three 2016 STIP performance criteria are key elements that support stockholder value creation and appropriately focus management on successfully transitioning the Company to growth.
Performance Criteria levels are based on the Company's transition - During the transition period the Compensation Committee understands that the outcomes of the Company's key performance criteria, such as consolidated revenue and consolidated adjusted OCF, will be lower than the prior year reflecting the strategic nature of the Company's business. The Compensation Committee has established a higher performance level in 2016 for software operations bookings as compared to actual 2015 software operations bookings (see "Description of the STIP Performance Criteria" above) as this performance criterion is focused on transitioning to the software centric portion of the customer base.
Payouts are determined by interpolation of performance goals – Straight-line interpolation is used to determine payouts for STIP awards when 1) the actual performance is between the threshold performance level and target performance level or 2) the actual performance is between the target performance level and the maximum performance level. There is no STIP payout if achievement is below the threshold performance level. Payments under the STIP are contingent upon continued employment, though pro rata payments will be made in the event of death or disability based on actual performance at the triggering event date relative to targeted performance measures for each program. Further, if an executive’s employment is involuntarily terminated (other than for cause), the executive will be eligible to receive a pro rata payment of the STIP for the year of termination, subject to the execution of an appropriate release and other applicable and customary termination procedures.
The threshold, target and maximum performance goals for each component of the performance criteria and the payouts that would have been provided under the 2016 STIP in the event of performance at each applicable level are set forth in the following tables.

Performance Criteria(2)	Relative Weight	Threshold Payout Against Target	Threshold Performance Level (In 000s)	Target Payout	Target Performance Level (In 000s)	Maximum Payout Against Target	Maximum Performance Level (In 000s)
Consolidated Adjusted OCF(1)	50%	80%	$18,996	100%	$23,745	125%	$28,494
Consolidated Revenue	25%	80%	$150,040	100%	$187,550	130%	$206,305
Software Operations Bookings(3)	25%	80%	$32,000	100%	$40,000	150%	$44,000
Total	100%	80.00%		100%		132.50%

(1)
OCF is calculated as operating income plus depreciation, amortization and accretion less purchases of property and equipment (all determined in accordance with U.S. GAAP). Adjusted OCF is defined as OCF less severance, restructuring and impairment expenses. OCF is a non-GAAP measure used as a measure of free cash flow.

(2)
The Compensation Committee selected the performance criteria as key measures in determining stockholder value. The relative weight assigned to each performance measure reflects the judgment of the Compensation Committee as to the importance each measure has to stockholder value.

(3)
Software operations bookings represent contractual arrangements to provide software licenses, professional services and equipment sales. These contractual arrangements (bookings) represent future revenue.

The Compensation Committee actively considers the appropriate size of the pay opportunity each year in light of the evolving nature and size of the business. The Compensation Committee determines the threshold, target and maximum payouts for each performance criterion based on the Compensation Committee's understanding of the Company's LRP and the expectations for 2016. Based on this understanding the Compensation Committee also establishes the relative weighting for each performance criteria with consolidated adjusted OCF afforded the most significant weighting (see "Description of the STIP Performance Criteria").

In establishing the software operations booking target level for 2016 the Compensation Committee reviewed the actual performance level for software operations bookings in 2015 and set the target performance level higher than actual performance for 2015.
Then the Compensation Committee established the threshold and maximum payout levels based on the Compensation Committee's judgment as to the impact on stockholder value.
The amounts paid under the 2016 STIP were based on the following achievement against the pre-established performance criteria.

Performance Criteria	Relative Weight	Actual Performance (in 000s)	Actual Payout	Weighted Actual Payout
Consolidated Adjusted OCF	50%	$30,306	125.0%	62.5%
Consolidated Revenue	25%	$179,561	95.7%	23.9%
Software Operations Bookings	25%	$33,597	84.0%	21.0%
Total	100%			107.4%
The Company exceeded the maximum performance level for consolidated adjusted OCF, resulting in payout at the maximum level of 125%. Based on the relative weight for the performance criteria the total actual payment for the 2016 STIP for NEOs was 107.4%.
The STIP for each NEO is based on a percentage of the NEO’s base salary. For the NEOs' 2016 STIP, the percentage of base salary, the targeted payout and the actual payout were as follows:

NEO	STIP Target Opportunity - Percentage of Base Salary	Targeted Payout ($)	Actual Payout ($)
Vincent D. Kelly	100%	600,000	644,400
Hemant Goel	100%	350,000	375,900
Shawn E. Endsley	75%	187,500	201,375
Thomas G. Saine	75%	206,250	221,513
Bonnie K. Culp-Fingerhut	75%	168,750	181,238
Long-Term Incentive Compensation (“LTIP”)
Our 2016 LTIP rewards eligible executives, including the NEOs, based on the future performance of our Company by providing equity awards in the form of RSUs that vest based on Company performance against pre-established performance measures that are tied to creating value for our stockholders. The goals of our long-term incentive program are to:

•	Ensure the financial interests of eligible executives, including the NEOs, are aligned with the interests of our stockholders;

•	Motivate decision-making that improves financial performance of our critical communications business over the long-term particularly during the Company's transition;

•	Recognize and reward superior financial performance of the Company; and

•	Provide a retention element to our compensation program.
These goals were used in establishing the LTIP performance criteria for the 2016 grant outlined below.

2016 LTIP AWARD – On January 28, 2016, the Compensation Committee approved the 2016 LTIP grant for eligible employees, including NEOs, based on performance criteria established by the Compensation Committee.
The 2016 LTIP grants provide eligible employees the opportunity to earn long term incentive compensation based on the Company’s attainment of certain financial goals as determined by the Compensation Committee for the period from January 1, 2016 through December 31, 2018 (the “2016-2018 performance period”).
LTIP provides motivation to execute the business transition - As previously discussed, until 2011 the Company managed a declining wireless centric customer base that was characterized by declining consolidated revenue. Starting in 2011 with the acquisition of Amcom the Company initiated a long-term transition from a declining wireless-centric customer base to a growing critical communications software-centric customer base. Until the software revenue growth exceeds the decline in our wireless revenue, total consolidated revenue will decline year over year. This also means that OCF (a non-GAAP financial measure) will also decline year over year until the Company successfully transitions to growth.
Board and Compensation Committee follow a robust process in setting the LTIP performance criteria - Prior to establishing the performance criteria for the LTIP both the Board and the Compensation Committee reviews with management the Company’s LRP. As discussed above, the LRP is a five year projection of the Company's operations that is reviewed with the full Board at two meetings during the year and discussed with management. The Board takes great care in setting performance criteria to ensure the performance criteria are robust and long-term focused.
Description of the LTIP Performance Criteria - Based on the information from the LRP the Compensation Committee approved the performance criteria for the 2016 LTIP grant for the 2016-2018 performance period, which performance criteria is measurable, readily reported and requires the coordination and cooperation of all management. The Compensation Committee selected the performance criteria for the 2016 LTIP grant based on the following rationale:
Consolidated Revenue – As noted earlier the Company is in transition from a declining wireless centric revenue base to a growing software centric base as represented by software revenue. The Company’s operations require focus on both types of revenue. Until the Company accomplishes its transition to overall growth this performance criteria will necessarily reflect a reduction in revenue during the 2016-2018 performance period.
Consolidated Adjusted OCF – OCF is defined as operating income plus depreciation, amortization and accretion expense, less capital expense (all calculated in accordance with U.S. GAAP). Adjusted OCF is defined as OCF less severance, restructuring and impairment expenses. This performance criteria is a non-GAAP measure of the free cash flow available to stockholders for dividends, stock repurchases, acquisitions and investments in the business. This performance criteria measures the Company’s ability to manage its operations profitably based on parameters established by the Board. Until the Company accomplishes its transition to overall growth this performance criteria will reflect a reduction in OCF during the 2016-2018 performance period.
The Compensation Committee has determined that consolidated revenue and consolidated adjusted OCF (as defined) are key elements impacting stockholder value. The Compensation Committee believes that the use of the consolidated revenue and consolidated adjusted OCF performance criteria in both the STIP and LTIP are warranted to motivate management to successfully implement the transition to growth and are aligned with our stockholders interests as follows:

•
Consolidated revenue is the basis for achieving growth. The Compensation Committee's objective is to motivate management to achieve sustainable growth, which would require implementation of the strategies reviewed and approved by the Board (and Compensation Committee) during the review of the LRP.

•
Consolidated adjusted OCF (as defined) is the non-GAAP measure of free cash flow available to the Company. The Compensation Committee believes that the use of this metric will focus management on not only the long-term generation of cash flow that supports the implementation of the Company's operational strategies during the transition, but also on the Company's long-term allocation strategy for stockholder dividends and/or common stock repurchases.

The Compensation Committee believes that the selected performance criteria for both the STIP and LTIP motivate management to weigh its operational decisions in a manner that best supports the interests of stockholders.

Payouts are determined based on long-term performance - Management recommended and the Compensation Committee, in its sole discretion, selected employees to be participants in the 2016 LTIP grant and, in its sole discretion, determined the target awards that can be earned by each 2016 LTIP grant participant, which were determined based, in part, on a percentage of the 2016 STIP target award for each participant (or, with respect to participants selected to participate in the 2016 LTIP grant after the commencement of the 2017 performance period under the STIP, the prorated STIP target award for 2016 when the participant became eligible for the 2016 LTIP grant).
Under the terms of the 2016 LTIP awards, 100% of the target award is in the form of RSUs granted under our 2012 Equity Plan, subject to vesting as described below. Additionally, participants are entitled to DERs with respect to the RSUs to the extent that any cash dividends or cash distributions (regular or otherwise) are paid with respect to our common stock during the 2016-2018 performance period. The DERs are subject to the same vesting restrictions as the RSUs to which they relate, such that the DERs are only paid to the extent the applicable performance criteria underlying the RSUs have been attained. Vested RSUs will be settled in the Company's common stock and vested DERs will be paid in a lump sum cash payment with accrued interest, in each case, subject to income and employment tax withholding. The Compensation Committee believes that performance-based RSUs link long-term compensation for our executives to our Company’s operational and stock price performance as RSUs are earned only if pre-established performance goals are met and, if earned, are settled in shares of the Company’s common stock upon vesting.
The consolidated revenue and consolidated adjusted OCF performance criteria for the 2016-2018 performance period are each subject to a minimum performance level for 2018. The level of payment is based on whether one or both of the cumulative consolidated revenue or cumulative consolidated adjusted OCF performance criteria is met, with each such goal afforded equal weight. For example, if both cumulative goals (and the related 2018 minimums) are met, payment is at 100%. If only one of the cumulative performance goals (and the related 2018 minimums) is met, then payment is at 50%. The Company has requested confidential treatment from the SEC for the amounts of the performance criteria for the 2016-2018 performance period. The Company believes that current disclosure of the amounts of the performance criteria for the 2016-2018 performance period would be competitively harmful by providing the Company’s competition with detailed insight into the Company’s intentions and expectations. The Company will provide the details of the performance criteria for the 2016-2018 performance period upon completion of the 2016-2018 performance period in its 2018 Annual Report on Form 10-K and in its 2019 Proxy Statement.
The following table summarizes the performance criteria of the 2016 LTIP grant for the 2016-2018 performance period:

	2016 LTIP Grant
	2016-2018 Performance Period Criteria(2)
Item #	Consolidated Revenue	Item #	Consolidated Adjusted OCF(1)
1	Cumulative Consolidated Revenue 2016-2018	3	Cumulative Consolidated Adjusted OCF 2016-2018
2	Minimum 2018 Consolidated Revenue	4	Minimum 2018 Consolidated Adjusted OCF
Weighting	50%		50%

(1)
Consolidated OCF is defined as operating income plus depreciation, amortization and accretion, less capital expenditures (all determined in accordance with GAAP). Adjusted OCF is defined as OCF less severance, restructuring and impairment expenses. OCF is a non-GAAP measure used as a measure of free cash flow.

(2)	Payout Conditions -

•	If performance criteria #s 1-4 are achieved, payout is at 100% of the 2016 LTIP grant.

•	If only performance criteria #s 1 and 2 or only performance criteria #s 3 and 4 are achieved, payout is 50%.

•	If none of the performance criteria are achieved, payout is 0%.
The 2016 LTIP grants provide that the grant will vest and be paid only if the applicable performance criteria for the 2016-2018 performance period are achieved and will be forfeited if the performance criteria for the 2016-2018 performance period are not achieved. The 2016 LTIP grant does not provide any opportunity to earn awards greater than the target level and recipients of awards are not eligible to receive any partial award payments if the performance targets are achieved at a level of less than 100%. Participants will generally forfeit all rights with respect to RSUs and DERs awarded under the 2016 LTIP grant if they terminate with cause or voluntarily separate before the payment date, subject to employment agreement provisions for our CEO. The 2016 LTIP grants will be paid in March 2019 after filing our Annual Report on Form 10-K for the year ended December 31, 2018 with the SEC.

The table below details the grants that were made pursuant to the 2016 LTIP grants for the NEOs in 2016. The RSUs under the 2016 LTIP grant will vest on December 31, 2018 if the pre-established performance goals for the 2016-2018 performance period are achieved.

NEO	RSU's Awarded(1)	Value at Grant Date(1)	Market Value at Year-End(2)
Vincent D. Kelly	81,877	1,375,534	1,698,948
Hemant Goel	16,375	275,100	339,781
Shawn E. Endsley	10,234	171,931	212,356
Thomas G. Saine	11,258	189,134	233,604
Bonnie K. Culp-Fingerhut	9,211	154,745	191,128

(1)
The target value of the 2016 LTIP grant was based on a percentage of the respective NEO's annual STIP target, which was then used to determine the number of RSUs to be awarded to the NEO based upon the closing price of the Company's common stock on December 31, 2015, $18.32. The fair values of the RSUs awarded were calculated at $16.80, the closing price of the Company's common stock on January 27, 2016, the day prior to the date of grant.

(2)
Market or payout values of the unvested RSUs were based on the target number of RSUs and our closing stock price at December 31, 2016 of $20.75. The RSUs are convertible into shares of the Company’s common stock if the pre-established performance criteria for the 2016-2018 performance period are achieved.

Termination and Change of Control Arrangements
At this time, we do not have written employment agreements with our executives except for Mr. Kelly, our CEO. For purposes of retention the Compensation Committee believed that an employment agreement with Mr. Kelly was necessary. We believe that providing severance to each of our executives, including NEOs, is an important retention tool and provides security to the executives with respect to their terms of employment. Our policies on severance are intended to provide fair and equitable compensation in the event of termination of employment. We did not pay or accrue any amounts relating to termination of any NEO for the year ended December 31, 2016. For a detailed description of the termination and change-in-control provisions refer to “Payments Upon Termination or Termination Due to Change in Control” on page 46.
OTHER CONSIDERATIONS
Stock Ownership Guidelines and Prohibitions on Hedging and Pledging
The Compensation Committee established stock ownership guidelines under which all executive officers, including NEOs, are expected to hold common stock until his or her termination of employment in an amount equal to a multiple of salary, as determined by position, which is based on our peer group analysis conducted in prior years. Our CEO is expected to hold three times his annual salary and at April 1, 2017 held in excess of 11 times his annual salary in shares of the Company’s common stock and RSUs. Each executive officer is expected to hold one times their annual salary in shares of common stock and RSUs and has three years to fulfill this obligation. If the stock price declines, executive officers may hold the fixed number of shares based on the stock price at program commencement.
Stock ownership includes shares over which the executive has direct or indirect ownership or control, including RSUs. We expect executives to meet their ownership guidelines within three years of becoming subject to the guidelines (or three years from a subsequent promotion date and resulting increase in ownership requirements). As of December 31, 2016, all of our executive officers, including our NEOs, exceeded their stock ownership requirements.
We do not permit our executive officers to engage in hedging or pledging activities with respect to Company shares.
Tax and Accounting Considerations
In addition to our executive compensation objectives and design principles, we consider tax and accounting treatment when designing and administering our executive compensation program. One important tax consideration is Code Section 162(m), which limits our ability to deduct (for tax purposes) compensation paid to any covered employee to $1.0 million annually. Covered employees include the principal executive officer and the Company’s next three highest paid executive officers, other than the Company’s principal financial officer.

The $1 million deduction limit does not apply, however, to “performance-based compensation” as that term is defined in the Code and the applicable regulations. The Compensation Committee recognizes the possibility that if the amount of the base salary and other compensation of an NEO exceeds $1 million, it may not be fully deductible for Federal income tax purposes. The 2012 Equity Plan contains features that are intended to allow us to make awards of performance based compensation that will be deductible without regard to the Code’s $1 million deductibility cap. In future years, we may seek to structure STIP and LTIP awards for our CEO and other executive officers as “qualified performance based compensation” under the Code. However, the Compensation Committee may determine at any time to provide for the payment of amounts that will not be fully deductible by us. Due to various technical requirements relating to “performance-based compensation,” even with respect to compensation that we intend to constitute “performance-based compensation,” we cannot provide assurance that all such requirements will be met.
The Compensation Committee does not believe compensation decisions should be necessarily constrained by how much compensation is deductible for federal income tax purposes. As a result the Compensation Committee has authorized, and retains the discretion (in the exercise of its business judgment) to authorize, payments that may not be deductible if it believes that they are in the best interests of our stockholders.
We are requesting that our stockholders approve an amendment to our 2012 Equity Plan that will permit us to grant awards under the 2012 Equity Plan that are intended to be deductible under Code Section 162 (m) (see Proposal 5 on page 59).
“Clawback” Policy Regarding the Adjustment or Recovery of Compensation
We have a “clawback” policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board or the Compensation Committee determines that, as a result of a restatement of our financial statements, an executive received more compensation than would have been paid absent the restated financial statements, the Board or Compensation Committee may in its discretion, take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation or adjustment of the future compensation of such executive and dismissing or taking legal action against the executive, in each case as the Board or the Compensation Committee determines to be in the best interests of the Company and our stockholders. Our RSU award agreements also include similar “clawback” provisions.
Hedging and Pledging Policy
We have a "hedging and pledging" policy restricting all directors and executive officers from, directly or indirectly, purchasing any security whose value derives from an equity security of the Company or any similar financial instrument that is designed to hedge or offset any decrease in market value of any equity securities of the Company. In addition, all directors and executive officers are prohibited to pledge equity securities of the Company as collateral for a loan or otherwise hold equity securities of the Company in a margin account.

COMPENSATION TABLES
BACKGROUND
The Compensation Tables for 2016 include compensation information for all of the NEOs, which include Messrs. Kelly, Goel, Endsley, and Saine and Ms. Culp. Effective March 27, 2017, Mr. Michael Wallace was appointed CFO and Mr. Endsley became CAO.
SUMMARY COMPENSATION TABLE FOR 2016
The following Summary Compensation Table includes the values for the elements of compensation detailed above. The Summary Compensation Table includes values for contingent compensation, such as unvested equity awards. The NEOs may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amounts listed in the Summary Compensation Table and related footnotes.
Summary Compensation Table for 2016

				Stock Awards	Non-Equity Incentive Plan Compensation
NEO	Job Title	Year	Salary ($)(1)	LTIP Awards ($)(2)	STIP Awards ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Vincent D. Kelly	CEO	2016	600,000	1,375,534	644,400	27,517	2,647,451
		2015	623,077	1,499,991	451,200	29,762	2,604,030
		2014	600,000	—	675,000	209,926	1,484,926
Hemant Goel	President, Spok Inc.	2016	350,000	275,100	375,900	7,177	1,008,177
		2015	350,962	301,950	254,701	151,258	1,058,871
Shawn E. Endsley	CAO and Former CFO	2016	250,000	171,931	201,375	8,069	631,375
		2015	259,615	187,488	141,000	8,270	596,373
		2014	250,000	—	210,938	31,611	492,549
Thomas G. Saine	CIO	2016	275,000	189,134	221,513	7,163	692,810
		2015	285,577	206,237	155,100	7,198	654,112
		2014	275,000	—	232,031	33,539	540,570
Bonnie K. Culp-Fingerhut	EVP, HR & CCO	2016	225,000	154,745	181,238	9,141	570,124
		2015	210,377	151,935	114,258	6,323	482,893
		2014	202,585	—	170,931	24,113	397,629

(1)	Amounts shown represent base salaries earned for the applicable year. For 2015 all employees of the Company including the NEOs, received one additional biweekly payment due to a payroll leap year.

(2)
The fair value of the performance-based RSUs awarded in 2016 is based on the probable outcome of the performance conditions on the grant date and calculated at $16.80 per share, the closing price of the Company's common stock on January 27, 2016, the day prior to the date of grant. Grant date fair values were determined in accordance with FASB ASC Topic 718. For additional information, refer to notes 7 and 9 of the audited financial statements that were included in the Company's 2016 Annual Report on Form 10-K.

(3)	Amounts shown represent annual STIP awards paid in cash.

(4)	Additional information is provided in the "All Other Compensation" table below.

ALL OTHER COMPENSATION TABLE FOR 2016
The following table summarizes all other compensation for the NEOs for the years ended December 31, 2016:
All Other Compensation Table for 2016

NEO	Job Title	Year	Perquisites($)(1)	Insurance Premiums($)	Company Contribution to Defined Contribution Plans ($)	Total ($)
Vincent D. Kelly	CEO	2016	19,860	1,032	6,625	27,517
Hemant Goel	President, Spok Inc.	2016	—	552	6,625	7,177
Shawn E. Endsley	CAO and Former CFO	2016	—	1,584	6,485	8,069
Thomas G. Saine	CIO	2016	—	552	6,611	7,163
Bonnie K. Culp-Fingerhut	EVP, HR & CCO	2016	—	2,516	6,625	9,141

(1)	All perquisite amounts shown in the table for Mr. Kelly for 2016 were for car allowances
GRANTS OF PLAN-BASED AWARDS DURING 2016
The following table sets forth the possible non-equity (cash based) and equity incentive plan awards (performance-based RSUs) that were granted to the NEOs in 2016.
Grants of Plan-Based Awards for 2016

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
NEO	Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value ($)(3)
Vincent D. Kelly	2016 STIP	480,000	600,000	795,000	—	—	—	—
	2016 LTIP	—	—	—	40,939	81,877	81,877	1,375,534
Hemant Goel	2016 STIP	280,000	350,000	463,750	—	—	—	—
	2016 LTIP	—	—	—	8,188	16,375	16,375	275,100
Shawn E. Endsley	2016 STIP	150,000	187,500	248,438	—	—	—	—
	2016 LTIP	—	—	—	5,117	10,234	10,234	171,931
Thomas G. Saine	2016 STIP	165,000	206,250	273,281	—	—	—	—
	2016 LTIP	—	—	—	5,629	11,258	11,258	189,134
Bonnie K. Culp-Fingerhut	2016 STIP	135,000	168,750	223,594	—	—	—	—
	2016 LTIP	—	—	—	4,606	9,211	9,211	154,745

(1)
Amounts represent the cash awards under the 2016 STIP for the NEOs. The actual payments were equal to 107.4% of the 2016 STIP target award and are reflected on page 38 and in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)
Amounts represent the RSUs awarded under the performance based 2016 LTIP to the NEOs in 2016. The RSUs are convertible into shares of the Company's common stock if the pre-established performance goals of the 2016 LTIP are achieved. The performance period of the 2016 LTIP is the three year period ending December 31, 2018.

(3)
Amounts represent the grant date fair value based upon the probable outcome of the underlying performance conditions as of the grant date, calculated in accordance with FASB ASC Topic 718. For additional information, refer to notes 7 and 9 of the audited financial statements that were included in the Company's 2016 Annual Report on Form 10-K.

OUTSTANDING EQUITY AWARDS AT December 31, 2016
At December 31, 2016, the following RSUs are outstanding for the NEOs:
Outstanding Equity Awards at December 31, 2016

	Equity Incentive Plan Awards:
NEO	Number of Unearned RSUs That Have Not Vested (#)(1)	Market or Payout Value of Unearned RSUs That Have Not Vested ($)(2)
Vincent D. Kelly	168,282	3,491,852
Hemant Goel	33,872	702,844
Shawn E. Endsley	21,034	436,456
Thomas G. Saine	23,138	480,114
Bonnie K. Culp-Fingerhut	17,963	372,732

(1)	The RSUs were awarded under the 2015 LTIP on January 2, 2015 and January 28, 2016.

(2)
Market or payout values of the unvested RSUs were based on our closing stock price at December 31, 2016 of $20.75. The RSUs are convertible into shares of the Company’s common stock if the pre-established performance goals for the 2015 and 2016 grants under the 2015 LTIP are achieved. The performance period for the 2015 LTIP grant is the three year period ending on December 31, 2017 and the performance period for the 2016 grant is the three year period ending on December 31, 2018.

PAYMENTS UPON TERMINATION OR TERMINATION DUE TO CHANGE IN CONTROL
We believe that providing severance to each of our executives, including NEOs, is an important retention tool and provides security to the executives with respect to their terms of employment. Our policies on severance are intended to provide fair and equitable compensation in the event of involuntary termination of employment without cause. We did not pay or accrue any amounts relating to termination for the NEOs for the year ended December 31, 2016.
Employment Agreement and Termination Arrangements – CEO
Mr. Kelly entered into an employment agreement with our Company on November 16, 2004, as amended on October 30, 2008; March 16, 2011; and July 29, 2013. Under the employment agreement, Mr. Kelly receives a stated annual base salary of $600,000 and is eligible to participate in all of our benefit plans, including fringe benefits available to our senior executives, as such plans or programs are in effect from time to time, and use of an automobile. The Board reviews Mr. Kelly’s base salary annually and may increase, but not decrease, the amount of his base salary. In addition to base salary, Mr. Kelly is eligible for an annual bonus target equal to 100% of base salary based on achievement of certain performance targets set by the Board or a committee thereof; provided that Mr. Kelly is employed by the Company on December 31 of the applicable calendar year and he has not voluntarily terminated his employment with the Company prior to the date such annual bonus is payable. The annual bonus shall be payable in cash.
Under the employment agreement, we are not obligated to pay to Mr. Kelly a gross-up payment for any payment received or to be received by Mr. Kelly in connection with his termination of employment or contingent upon a change in control of the Company that is subject to any excise tax.
The employment agreement contains a covenant restricting Mr. Kelly from soliciting and hiring employees of the Company and its subsidiaries (both wireless and software businesses) and from competing against the Company and its subsidiaries (both wireless and software businesses) during Mr. Kelly’s employment and for a period of two years after the date of termination (as defined in the employment agreement) for any reason.
Under the employment agreement, the agreement may be terminated with 30 days written notice at any time if Mr. Kelly is disabled (as defined in the employment agreement) for a period of six months or more; with “cause” (as defined in the employment agreement); and without cause upon notice from the Company. Mr. Kelly may terminate such agreement with our Company at any time upon 60 days written notice to the Company. Furthermore, the employment agreement may be terminated by mutual agreement of the parties and shall automatically terminate upon Mr. Kelly’s death.
Disability. The employment agreement provides that for termination as a result of disability, following the use of all accrued sick and personal days, we shall pay Mr. Kelly:

(1)	A disability benefit equal to 50% of the base salary during the disability period in lieu of payment of his base salary;

(2)
All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due, subject to the terms and conditions of the applicable Company fringe benefit or incentive compensation plan or program;

(3)
An amount equal to the full base salary then in effect that would have been payable through the expiration of the term (December 31, 2017), payable in a lump sum within 45 days after the date of death; and

(4)
An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of disability, times (ii) the annual STIP target amount payable within 45 days after the date of termination.

Any payments made to Mr. Kelly during the disability period shall be reduced by any amounts paid or payable to him under our disability benefit plans.
Death. The employment agreement provides that upon death, Mr. Kelly’s estate will be entitled to:

(1)	Base salary through the date of death;

(2)
All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due, subject to the terms and conditions of the applicable Company fringe benefit or incentive compensation plan or program;

(3)
An amount equal to the full base salary then in effect that would have been payable through the expiration of the term (December 31, 2017), payable in a lump sum within 45 days after the date of death; and

(4)
An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of death, times (ii) the annual STIP target amount payable within 45 days after the date of termination.

Termination without Cause or For Good Reason. The employment agreement provides that upon a termination of employment, either by the Company without cause or by Mr. Kelly for good reason (as defined in the employment agreement), he will be entitled to:

(1)	Base salary through the date of termination payable within 10 business days;

(2)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;

(3)	An amount equal to two times the full base salary then in effect, payable in a lump sum within 45 days after the date of termination;

(4)	An amount equal to the annual STIP target for the calendar year in which the termination occurs, payable within 45 days after the date of termination;

(5)
An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of termination, times (ii) the annual STIP target amount payable within 45 days after the date of termination;

(6)
Reimbursement of the cost of continued group health plan benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for 18 months, to the extent elected by the CEO and to the extent the CEO is eligible and subject to the terms of the plan and the law;

(7)
Reimbursement for expenses reasonably incurred by Mr. Kelly in securing outplacement services through a professional person or entity of his choice, subject to the approval of the Company, at a level commensurate with Mr. Kelly’s position, for up to one year commencing on or before the one-year anniversary of the date of termination at his election, not to exceed $35,000; and

(8)	Full vesting of any unvested equity awards.
Effective as of January 1, 2017, the Company entered into a new employment agreement with Mr. Kelly, which agreement has an initial term that ends on December 31, 2019. The terms of the new employment agreement are similar to those disclosed above with respect to his employment agreement that was in effect during 2016, with the exception of the following: (i) deletion of a provision that provided minimum equity compensation each year, which was replaced with a provision by which an amount of annual equity compensation, subject to vesting criteria under the Company LTIP, will be determined by the Board of Directors; (ii) an expansion of the definition of Good Reason to include a change in Mr. Kelly's principal place of employment, as in effect on December 28, 2016 or as in effect after a subsequent change to which Mr. Kelly has agreed in writing, to a location more than 35 miles from his principal place of employment; (iii) a change to Mr. Kelly’s severance amount such that in the event of his termination without cause or resignation for good reason, he shall be entitled to receive (x) an additional one times his annual STIP target if such termination occurs within one year following a change of control and (y) reimbursement for COBRA costs for 24 months following termination; and (iv) in the event of Mr. Kelly’s termination due to his death or disability, he shall be entitled to receive an amount equal to two times his base salary, instead of receiving base salary payments until the expiration of the term of the agreement.

Assuming that the termination occurred on December 31, 2016 and our closing stock price at December 31, 2016 was $20.75, the targeted payments to the CEO are set forth in the following table:

Vincent D. Kelly CEO	Disability ($)(1)	Death ($)(1)	Termination without Cause or For Good Reason ($)(1)
Employment Agreement Benefits
Other Income(2)	437,438	—	—
Salary and Lump Sum Benefits(3)	1,200,000	1,200,000	2,400,000
Health Benefits(6)	—	—	52,734
Total Compensation under Employment Agreement	1,637,438	1,200,000	2,452,734

Company Incentive Plans and Other Benefits
Life Insurance(4)	—	250,000	—
Accrued Vacation Pay(5)	—	297,965	297,965
2016 STIP(7)	644,400	644,400	644,400
2015 LTIP Award(8)	1,183,317	1,183,317	1,792,904
2016 LTIP Award(9)	560,653	560,653	1,698,948
All Other Compensation(10)	180,215	180,215	215,215
Total Compensation from Company Incentive Plans and Other Benefits	2,568,585	3,116,550	4,649,432
Total Compensation	4,206,023	4,316,550	7,102,166

(1)
For purposes of the Disability benefits, Mr. Kelly was assumed to be disabled on June 1, 2016 through a termination date of December 31, 2016 (which includes 30 days written notice provided on December 1, 2016). For purposes of the "Death" and "Termination without Cause or For Good Reason" scenarios it was assumed death or termination was December 31, 2016.

(2)
This amount assumed Mr. Kelly has been paid his pro rata base salary from January 1, 2016 through December 31, 2016 under the “Death” and “Termination without Cause or For Good Reason” scenarios. The payment to Mr. Kelly under the “Disability” scenario includes a disability benefit equal to 50% of the base salary during the disability period, assumes the use of Mr. Kelly's accrued sick and personal days as of May 31, 2016 through termination on December 31, 2016, and reduces compensation by anticipated payments made under the Company's short and long term disability plans during the period of disability.

(3)	These amounts represent the relevant lump sum payments pursuant to Mr. Kelly’s employment agreement and include the additional STIP target bonus amounts.

(4)	This represents a standard benefit available to all employees.

(5)
This payment was based on accrued vacation hours at December 31, 2016 under the "Disability", “Death” and “Termination without Cause or For Good Reason” scenarios. This payment is pursuant to Mr. Kelly’s employment agreement and the vacation policy for NEOs.

(6)
This was the cost of continuation of health benefits provided to Mr. Kelly. At his expense, Mr. Kelly or his beneficiary is entitled to continuation of health coverage pursuant to COBRA under the “Disability” or “Death” scenario. The amount reflected in the table under “Termination without Cause or For Good Reason” scenario represented reimbursement of the cost of continuation of health benefits provided to Mr. Kelly for 18 months.

(7)	These amounts represent the actual amount of Mr. Kelly's 2016 STIP that was unpaid as of the date of termination, December 31, 2016.

(8)
Pursuant to the terms of the 2015 LTIP award, Mr. Kelly was entitled to 66% of the target award for purposes of the "Disability" and "Death" scenarios. With respect to the "Termination without Cause or for Good Reason" scenario Mr. Kelly is entitled to full vesting of any unvested equity awards. The total RSUs awarded to Mr. Kelly for the 2015 LTIP award were 86,405. The amounts represent the market values at December 31, 2016 for the RSUs that would have vested as of December 31, 2016 under the 2015 LTIP award based on our closing stock price on such date of $20.75.

(9)
Pursuant to the terms of the 2016 LTIP award, Mr. Kelly was entitled to 33% of the target award for purposes of the "Disability" and "Death" scenarios. With respect to the "Termination without Cause or for Good Reason" scenario Mr. Kelly is entitled to full vesting of any unvested equity awards. The total RSUs awarded to Mr. Kelly for the 2016 LTIP award were 81,877. The amounts represent the market values at December 31, 2016 for the RSUs that would have vested as of December 31, 2016 under the 2016 LTIP award based on our closing stock price on such date of $20.75.

(10)
The amount reflected under “Termination without Cause or For Good Reason” scenario consists of the maximum reimbursement for outplacement services of $35,000 and dividends earned through December 31, 2016 (excluding interest earned) for the RSUs awarded to Mr. Kelly under the 2015 and 2016 LTIP grants. For purposes of the "Disability" and "Death" scenarios the amounts reflected consist of dividends earned through December 31, 2016 (excluding interest earned) for the RSUs awarded to Mr. Kelly under the 2015 and 2016 LTIP grants.

Termination Arrangements – NEOs (Excluding CEO)
Mr. Endsley, Mr. Saine, Mr. Goel and Ms. Culp are employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Agreements.
The Company previously entered into Severance Agreements with the NEOs (excluding the CEO), for the purpose of providing severance payments and benefits upon a termination of the executive’s employment without “cause” or, following the occurrence of a change in control, a termination of the executive’s employment without cause or a resignation of the executive’s employment for “good reason” as defined in the Severance Agreements. However, the agreements had expired as of December 31, 2016. In April 2017, the Company executed new Severance Agreements with its Executive Officers, including the NEOs (other than the CEO), the terms of which are substantially similar to the prior agreements.
Termination without Cause.  Under the terms of the Severance Agreements, the NEOs (other than the CEO) would be entitled to the following severance benefits upon a termination without cause occurring prior to a change in control, subject to their executing a release of claims.

(1)
Continued payment of base salary for a minimum of twenty-six (26) weeks, plus an additional two weeks for each year of service, up to a combined maximum of fifty-two (52) weeks (the “Severance Period”);

(2)
Continued group health plan benefits in accordance with COBRA. Under the Severance Agreements, COBRA coverage will be provided to NEOs at the discounted employee rate for the Severance Period; and at the end of such period, the NEOs are able to continue their COBRA coverage but they will be fully responsible for the entire COBRA premium amount; and

(3)
Prorated portion of the award under the annual STIP for the calendar year in which the termination occurred based upon the length of employment in that calendar year and actual performance for the year.

The benefits mentioned above are subject to certain post-employment restrictions (principally execution of a release of claims and satisfaction of non-compete obligations) and other terms and conditions set forth in the Severance Agreements. All severance payments are subject to the applicable Federal, state and local taxes. In the event of death prior to the completion of all payments, the remaining payments shall be made to the executive’s beneficiary.
Termination Vesting Provision under the 2015 LTIP for the 2015 and 2016 LTIP grants. In accordance with the terms of the LTIP, if the NEOs (but not the CEO) are terminated for cause or voluntarily separate from service prior to the end of the applicable performance period, they shall forfeit any right to receive an actual award, unless otherwise authorized by the Committee in its sole discretion. Otherwise, participants are entitled to a prorated award at the end of the performance period, provided the performance targets have been met.
Based on the total number of days they were employed during the performance period. In the event of a participant’s death, the participant’s estate will be eligible to receive an amount not greater than 100% of the participant’s target award, with such amount determined in the Compensation Committee’s sole discretion. Payment will be made in the year following the participant’s death.

The compensation scenario presented below is based on the current Severance Agreements that were entered into in April 2017, and assumes, for purposes of this disclosure, that such agreements were in effect as of December 31, 2016.
Assuming that the termination without cause occurred on December 31, 2016 and that our closing stock price at December 31, 2016 was $20.75, the targeted payments to the NEOs (excluding the CEO), are set forth in the following table:

NEO	Job Title	Salary ($)	Accrued Vacation Pay ($)(1)	Health Benefits ($)(2)	2016 STIP ($)(3)	2015 and 2016 LTIP Awards - Equity ($)(4)	All Other Compensation ($)(5)	Total ($)
Hemant Goel	President, Spok Inc.	201,923	37,537	10,882	375,900	351,749	36,340	1,014,331
Shawn E. Endsley	CAO and Former CFO	240,385	160,096	4,134	201,375	217,983	22,526	846,499
Thomas G. Saine	CIO	232,692	40,050	4,134	221,513	239,786	24,779	762,954
Bonnie K. Culp-Fingerhut	EVP, HR & CCO	225,000	43,858	13,184	181,238	182,931	18,942	665,153

(1)	These payments were based on accrued vacation hours at December 31, 2016 pursuant to the vacation policy for the NEOs.

(2)	These amounts represent the cost of continuation of health benefits for the Severance Period provided to the NEOs.

(3)	These amounts represent the actual STIP award paid to the NEOs for 2016. The Company’s performance for 2016 resulted in payment at 107.4% of the STIP target.

(4)
Pursuant to the terms of the LTIP, the NEOs were entitled to 66% of the target award for the 2015 grant and 33% of the target award for the 2016 grant. The amounts represent the market values at December 31, 2016 for the RSUs that would have vested as of December 31, 2016 under the LTIP based on our closing stock price on such date of $20.75.

(5)
These amounts represent cumulative cash dividends of $1.375 per share accrued for NEOs for RSUs granted in 2015 and $0.75 for RSUs granted in 2016 under the LTIP. The amounts do not reflect interest earned on the cumulative cash dividends.

Change in Control Arrangements – NEOs (Excluding the CEO)
Under the Severance Agreements, if a change in control with respect to the Company occurs, and following such change in control, the applicable NEO (other than the CEO) experiences a termination of employment by the Company without cause or resigns for “good reason” as defined in the Severance Agreements, then, the NEOs (other than the CEO) would be entitled to the following severance benefits , subject to their executing a release of claims.
The severance benefits upon a termination without cause or resignation for good reason occurring after a change in control, subject to execution of a release of claims would be:

(1)
A cash lump sum payment equal to a minimum of 1.5 times the executive’s base salary, plus an additional two weeks of base salary for each year of service, up to a maximum payment of two times the executive’s base salary;

(2)
Accident and health insurance benefits substantially similar to those that the executive was receiving immediately prior to termination until the earlier to occur of 18 months following termination or such time as the executive is covered by comparable programs of a subsequent employer, reduced to the extent of any comparable benefits received from another source; and

(3)	An amount equal to 100% of the executive’s target award under the annual STIP for the calendar year in which the termination occurred.
In addition, in accordance with the terms of the LTIP, the NEOs (but not the CEO), will be entitled to the following accelerated vesting schedule in the event of a change in control, but only if the Compensation Committee determined that the Company was on track to meet the applicable performance goals under the LTIP:

(1)	Fifty percent (50%) of the participant’s target award shall vest if a change in control occurs during the first year of the performance period;

(2)	Seventy-five percent (75%) of the participant’s target award shall vest if a change in control occurs during the second year of the performance period; or

(3)	One hundred percent (100%) of the participant’s target award shall vest if a change in control occurs during the third year of the performance period.
Payment will be made on the earlier of: (1) a change in control of the Company (as defined in the 2012 Equity Plan); or (2) on or after the third business day following the day that the Company filed its 2016 Annual Report with the SEC.

The compensation scenario presented below is based on the current Severance Agreements that were entered into in April 2017, and assumes, for purposes of this disclosure, that such agreements were in effect as of December 31, 2016..
Assuming a termination without cause or resignation for good reason following a change in control occurred on December 31, 2016 and that our closing stock price at December 31, 2016 was $20.75, the targeted payments to the NEOs (excluding the CEO) are set forth in the following table:

NEO	Job Title	Salary ($)(1)	Accrued Vacation Pay ($)(2)	Health Benefits ($)(3)	2016 STIP ($)(4)	2015 and 2016 LTIP Awards - Equity ($)(5)	All Other Compensation ($)(6)	Total ($)
Hemant Goel	President, Spok Inc.	551,923	37,537	32,646	350,000	442,188	36,340	1,450,634
Shawn E. Endsley	CAO and Former CFO	490,385	160,096	12,402	187,500	274,253	22,526	1,147,162
Thomas G. Saine	CIO	507,692	40,050	12,402	206,250	301,684	24,779	1,092,857
Bonnie K. Culp-Fingerhut	EVP, HR & CCO	450,000	43,858	39,552	168,750	231,767	18,942	952,869

(1)	These amounts assume the NEOs have been paid their pro rata base salaries from January 1, 2016 through December 31, 2016.

(2)	These payments were based on accrued vacation hours at December 31, 2016 pursuant to the vacation policy for the NEOs.

(3)	These amounts represent the cost of continuation of health benefits provided to the NEOs for 18 months.

(4)	These amounts represent the 2016 STIP award at the target level.

(5)
These amounts represent the portion of the RSUs under the LTIP that were eligible to vest based on our closing stock price on December 31, 2016 of $20.75. These amounts would be payable without regard to termination of employment, but only if the Compensation Committee determined that the Company was on track to meet the applicable performance goals under the LTIP.

(6)
These amounts represent cumulative cash dividends of $1.375 per share accrued for NEOs for RSUs granted in 2015 and $0.75 for RSUs granted in 2016 under the LTIP. The amounts do not reflect interest earned on the cumulative cash dividends.

We did not pay or accrue any amounts relating to termination and change in control payments for the NEOs for the year ended December 31, 2016.
The LTIP contains a forfeiture policy for termination with cause. Under these provisions, executives (including NEOs) who are terminated upon failure to substantially perform duties, failure to carry out any lawful and reasonable directive, conviction or plea of nolo contendere to a felony or crime of moral turpitude, material breach of their obligations as an employee or commission of an act of fraud, embezzlement, misappropriation or otherwise acting in a manner detrimental to the Company’s interests as determined by the Board, will forfeit any outstanding awards as of the date of termination. These provisions serve to help ensure that executives act in the best interest of the Company and its stockholders.
SEVERANCE RECOVERY POLICY
We maintain a clawback provision regarding severance benefits. Under the clawback provision, executives including NEOs who violate non-competition, non-solicitation or confidentiality agreements forfeit all severance amounts paid or to be paid by the Company. Further, it is our policy to seek the reimbursement of severance benefits paid to executives including NEOs who violate non-competition, non-solicitation or confidentiality agreements, or otherwise breach the Separation Agreements and Release between themselves and the Company.
The Company’s Restricted Stock Agreement under the 2012 Equity Plans includes a “Spendthrift Clause” to protect unvested restricted stock against any interest or transfer.

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 1 – ELECTION OF DIRECTORS
Below are seven directors to be elected at the Annual Meeting to serve until their respective successors are elected or appointed and qualified. Nominees for election to the Board shall be approved by a majority of the votes cast by holders of the common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote.
Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with our Bylaws. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a director if elected.
Set forth below is certain information, as of April 27, 2017, for each person nominated to the Board:

Royce Yudkoff, age 61, became a director and the Chair of the Board in November 2004. He is also a member of the Compensation Committee and Nominating and Governance Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch in November 2004, Mr. Yudkoff had been a director of Metrocall since April 1997, and had served as the Chair of its Board since February 2003. In 1989, Mr. Yudkoff co-founded ABRY Partners, LLC, a private equity investment firm, which focuses on the media, communications and business services sectors. Mr. Yudkoff currently serves on the Board of ABRY Partners, LLC; Stafford Insurance Company and America's Kitchen, Inc. Mr. Yudkoff served on the Board of Muzak Holdings LLC from 2002 to 2009, Talent Partners from 2000 to 2014, Media Ocean, LLC from 2014 to 2015 and Nextstar Broadcasting Group, Inc. from 1996 to 2014.
Director Qualifications: Mr. Yudkoff has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Yudkoff has experience in the media and communication sectors that can be applied to our operations. Mr. Yudkoff has the requisite qualifications to continue as a director.

N. Blair Butterfield, age 60, became a director of the Company in July 2013. He is a member of the Audit Committee.
Position, Principal Occupation and Professional Experience:  Mr. Butterfield is a senior health information technology (“IT”) executive and eHealth expert with over twenty-five years of global experience in new market and business development, general management, government initiatives, sales management, and strategic marketing. In 2015, Mr. Butterfield became Chairman of Wind River Advisory Group LLC, a strategic health IT consultancy. From 2012 through 2015, Mr. Butterfield was President of VitalHealth Software, developer of a cloud-based eHealth application development platform with solutions for collaborative care, patient engagement, and certified electronic health records.    He has also served as Vice President, International Development for eHealth at GE Healthcare from 2006 to 2011. Previously, Mr. Butterfield served on the Boards of the California Institute of Computer Assisted Surgery (CICAS) from 2011 to 2013,

AllClear Diagnostics LLC from 2011 to 2013, the eHealth Initiative from 2008 to 2010, and VistA Software Alliance from 2006 to 2008.
Director Qualifications:  Mr. Butterfield has extensive experience in the software industry that can be applied to our operations in such market segments as health information exchange (HIE), electronic medical records (EMR), medical imaging, standards-based interoperability, and clinical informatics. Mr. Butterfield has the requisite qualifications to continue as a director.

Stacia A. Hylton, age 57, became a director of the Company in 2015. Ms. Hylton is a member of the Audit Committee.

Position, Principal Occupation and Professional Experience: Ms. Hylton currently serves as a Principle for LS Advisory, a New Jersey-based business solutions advisory consultancy. She also serves as a member on the Boards of Lexis Nexis Special Services, Inc., an information solutions company and subsidiary of RELX Inc., and Core Civic, Inc., a publicly traded national leader providing government real estate solutions, high quality corrections and detention management and residential reentry centers. In 2016, Ms. Hylton served as Senior Vice President for Cyber Security at MTM Technologies, Inc., a leading national provider of innovative IT solutions and services. In 2010, Ms. Hylton was nominated by the President of the United States and confirmed by the United States Senate as Director of the United States Marshal Service (“USMS”), a federal law enforcement agency within the Unites States Department of Justice. USMS is the nation’s oldest and most versatile federal law enforcement agency and is responsible for judicial security, fugitive operations, asset forfeitures, prisoner operations and transport and witness security. The USMS employs over 5,400 employees with a budget in excess of $1.1 billion. Ms. Hylton retired as Director of USMS in 2015. In 2010, she was President of Hylton, Kirk and Associates, a private consulting firm located in the Commonwealth of Virginia. From 2004 to 2010 Ms. Hylton served as the Federal Detention Trustee in the United States Department of Justice. From 1980 through 2004 she served in progressively responsible positions within USMS.

Director Qualifications:    Ms. Hylton has extensive operational and executive management experience that includes budgeting, procurement, technology and personnel. This experience included management of a multi-billion dollar budget, multi-year fiscal planning and long-term procurements. Ms. Hylton provides insight into government operations and procurement which assists the Company in developing and growing key market segments for our critical communication solutions. Ms. Hylton has the requisite qualifications to continue serving as a Director.

Vincent D. Kelly, age 57, became a director, President and Chief Executive Officer (“CEO”) of the Company in November 2004 when USA Mobility was formed through the merger of Metrocall and Arch and continues to serve as CEO. Prior to the merger of Metrocall and Arch, Mr. Kelly was President and CEO of Metrocall since February 2003.
Position, Principal Occupation and Professional Experience:  Prior to this appointment, he had also served at various times as the Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), and Executive Vice President (“EVP”) of Metrocall. He served as the Treasurer of Metrocall from August 1995 to February 2003, and served as a director of Metrocall from 1990 to 1996 and from May 2003 to November 2004. Mr. Kelly also serves as the President and CEO and a director for all of our subsidiaries, except for Spok Canada, an indirect wholly-owned subsidiary, for which Mr. Kelly is only a director. Mr. Kelly serves on the Board of PageNet Canada, Inc. of which he became a Director in 2016. Mr. Kelly served on the Board of Tellabs from 2012 to 2013 and Penton

Media from 2003 to 2007.
Director Qualifications:  Mr. Kelly has been involved with the wireless and telecommunications industry for over 25 years and has been a director and CEO of the Company since November 2004. Mr. Kelly has the requisite qualifications to continue as a director.

Brian O’Reilly, age 57, became a director of the Company in November 2004. He is a member of the Nominating and Governance Committee and is the Chair of the Compensation Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch, Mr. O’Reilly had been a director of Metrocall since October 2002. He was with Toronto-Dominion Bank for 16 years, from 1986 to 2002. From 1986 to 1996, Mr. O’Reilly served as the Managing Director of Toronto-Dominion Bank’s Loan Syndication Group, focused on the underwriting of media and telecommunications loans. From 1996 to 2002, he served as the Managing Director of Toronto-Dominion Bank’s Media, Telecom and Technology Group with primary responsibility for investment banking in the wireless and emerging telecommunications sectors. Mr. O’Reilly has been involved with the paging industry as a director since 2002 and a director of the Company since November 2004.

Director Qualifications:  Mr. O’Reilly has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition Mr. O’Reilly has past experience in the underwriting of media and communication financing that can be applied to our operations. Mr. O’Reilly has the requisite qualifications to continue as a director.

Matthew Oristano, age 61, became a director of the Company in November 2004. He is Chair of the Audit Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch, Mr. Oristano had been a director of Arch since 2002. Mr. Oristano has served as Chair of the Board and CEO of Reaction Biology Corporation, a contract biomedical research firm since March 2004. He has been a member of the Board of Crystalplex Corporation since 2004. He has also been the President, CEO and member of the Board of Alda Inc., an investment management company, since 1995. From 1993 to 1999, he was the Chairman and CEO of People's Choice TV, a NASDAQ listed company. Mr. Oristano has been involved with the paging industry as a director since 2002 and a director of the Company since November 2004.
Director Qualifications:  Mr. Oristano has an understanding of our operations, strategies,

financial outlook and ongoing challenges. In addition, Mr. Oristano has past experience in investment management and telecommunications company operations. As a CEO, Mr. Oristano has directly supervised CFOs and been involved in the annual audit process. Mr. Oristano is also considered an audit committee financial expert. Mr. Oristano has the requisite qualifications to continue as a director.

Samme L. Thompson, age 71, became a director of the Company in November 2004. He is a member of the Compensation Committee and is Chair of the Nominating and Governance Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch, Mr. Thompson had been a director of Arch since 2002. Mr. Thompson currently serves on the Boards of the following non-profit organizations: Sheriff Meadow Conservation Trust, the Partnership for Connected Illinois, Inc., the Board of Visitors at the University of Pittsburgh Katz Graduate Business School and the College of Business Administration. Mr. Thompson is the owner and president of Telit Associates, Inc., a financial and strategic consulting firm. He joined Motorola, Inc. as VP of Corporate Strategy in July 1999 and retired from Motorola, Inc. as SVP of Global Corporate Strategy and Corporate Business Development in March 2002. From June 2004 until August 2005, Mr. Thompson was a member of the Board of SpectraSite, Inc. Since August 2005, he has been a member of the Board of American Tower Corporation (“ATC”), which merged with SpectraSite, Inc.
Director Qualifications:  Mr. Thompson has been involved with the paging industry as a director since 2002. Mr. Thompson has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Thompson has past experience in corporate strategic and business development that can be applied to our current operations. Mr. Thompson has the requisite qualifications to continue as a director.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of the nominees named above.
Recommendation of the Board:
The Board recommends a vote “FOR” the election of all director nominees named above.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of the appointment of Grant Thornton by the stockholders in order to give the stockholders a voice in the designation of our auditors. Notwithstanding the ratification of Grant Thornton by the stockholders, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of our Company and our stockholders.
If the stockholders do not ratify the appointment of Grant Thornton as our independent registered public accounting firm, the Audit Committee will consider the appointment of another independent registered public accounting firm for 2017 and future years. A representative of Grant Thornton will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if the representative desires to do so.
Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2017.
Recommendation of the Audit Committee and Board:
The Audit Committee and the Board recommend a vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2017.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2016
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), enables our stockholders to hold an advisory vote to approve NEO compensation as disclosed in this Proxy Statement in accordance with the rules of the SEC. The Board will consider the voting results of Proposal 4 before determining when the next advisory vote to approve NEO compensation will occur after the 2017 Annual Meeting.
Our executive compensation programs are designed to attract, motivate, and retain the NEOs, who are critical to the success of our Company. Under these programs, the NEOs are rewarded for the achievement of specific short-term and long-term performance objectives, corporate strategies, business objectives and the realization of increased stockholder value.
Our Compensation Committee continually reviews the compensation programs for the NEOs to ensure these programs achieve the desired goals of aligning the executive compensation structure with the stockholders’ interests and current market practices. Based on this philosophy, the Compensation Committee approved (1) no changes to base salaries for NEOs continuing in their positions, except for Ms. Culp who received an increase to her base salary, (2) annual performance based STIP awards, and (3) an annual LTIP award for the 2016-2018 performance period. We request our stockholders approve, on an advisory basis, the NEO compensation as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis (“CD&A”) and the compensation tables. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on the NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather is intended to address the overall compensation of the NEOs and the philosophy, policies and practices described in this Proxy Statement.
Unless marked otherwise, proxies received will be voted “FOR” the following advisory resolution:
“RESOLVED, that the stockholders of the Company approve on an advisory basis the compensation of the Company’s NEOs, as described in the CD&A and in the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, they intend to consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Recommendation of the Compensation Committee and the Board:
The Compensation Committee and the Board recommend a vote “FOR” the advisory resolution to approve NEO compensation.

PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, not less frequently than every six years, we are required to ask stockholders to vote on whether future advisory votes on executive compensation should occur EVERY YEAR, EVERY TWO YEARS or EVERY THREE YEARS.
At the annual meeting of stockholders held in 2011, the Board recommended that holding an advisory vote on executive compensation every year was the most appropriate policy for the Company. Such proposal was approved by stockholders at that time.
The Board has determined that continuing to hold an advisory vote on executive compensation every year is the most appropriate policy for the Company, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year.
While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on its compensation disclosures.
We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.
Stockholders will be able to specify one of four choices for this proposal on the proxy card: EVERY YEAR, EVERY TWO YEARS, EVERY THREE YEARS or ABSTAIN. Notwithstanding the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a less frequent than annual basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Board values stockholders' opinions and will take into account the outcome of the advisory vote when considering the frequency of future advisory votes.
Recommendation of the Compensation Committee and the Board:
The Compensation Committee and the Board recommend a vote for “EVERY YEAR” as the frequency of future of advisory votes to approve named executive officer compensation.

PROPOSAL 5 - AMENDMENT TO THE COMPANY'S 2012 EQUITY INCENTIVE AWARD PLAN

In this Proposal 5, we are asking our stockholders to approve an amendment (the “Amendment”) to our 2012 Equity Incentive Award Plan (the “2012 Equity Plan”) to: (i) expand the list of performance criteria that may be used for purposes of granting performance awards under the 2012 Equity Plan, and (ii) limit the annual value awards that may be granted to the Company’s non-employee directors to $750,000 per year, subject to limited exceptions as described below. The approval of the Amendment is intended to satisfy the stockholder approval requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
Section 162(m) of the Code limits the tax deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the "covered employees"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap. Although we have not adopted a policy that all compensation paid to our executive officers must be deductible, the 2012 Equity Plan is also intended to allow us to provide performance-based compensation that will be tax deductible by us without regard to the limits of Section 162(m). Stockholder approval of the performance criteria would preserve our ability to deduct compensation associated with performance-based awards made under the 2012 Equity Plan to certain executives in the event we choose to seek to structure compensation in a manner that will satisfy the performance-based compensation exception. Stock options and stock appreciation rights generally qualify as performance-based compensation. Other awards that we may grant under the 2012 Equity Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of objective performance goals selected by the Compensation Committee. The Compensation Committee retains the discretion to set the level of performance for a given performance measure under a performance-based award and to determine whether or not awards will be structured in a manner that is intended to satisfy Section 162(m)'s performance-based compensation requirements. As one of the requirements for awards to qualify as performance-based compensation, the stockholders must approve the material terms of the performance goals every five years. The last such approval given by our stockholders occurred when the 2012 Equity Plan was initially approved by stockholders in 2012. The expanded list of performance criteria for which approval is being sought is included below under the heading "-Awards."
The 2012 Equity Plan is not being amended in any respect other than as described herein. We are not seeking approval of any increase to the number of shares that may be issued under the 2012 Equity Plan and we are not seeking to extend the term of the 2012 Equity Plan, which will expire by its terms in March 2022.
If this proposal is not approved, the Amendment will not become effective, but the 2012 Equity Plan, as currently in effect without regard to the Amendment, will remain in effect, and we will continue to grant awards thereunder.
The following summarizes the terms of the 2012 Equity Plan. The following summary is qualified in its entirety by reference to the full text of the 2012 Equity Plan. The full text of the proposed Amendment to the 2012 Equity Plan is attached hereto as Appendix A.
Recommendation of the Board:
The Board recommends a vote "FOR" approval of the Amendment.

Administration of the 2012 Equity Plan
The 2012 Equity Plan is administered by the Compensation Committee and, unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more non-employee directors determined to be independent directors as defined by the rules of the securities exchange on which our common stock are listed, quoted or traded. With respect to awards granted to non-employee directors, the 2012 Equity Plan will be administered by the Board. The 2012 Equity Plan provides the Compensation Committee with flexibility to design compensatory awards that are responsive to our Company’s needs. Subject to the terms of the 2012 Equity Plan, the Compensation Committee has the discretion to determine the terms of each award. The Compensation Committee, with the Board’s approval, may delegate to one or more directors or to one or more officers of the Company the authority to grant or amend awards to participants who are not directors or officers of the Company.
Awards That May Be Granted
Awards under the 2012 Equity Plan may be in the form of stock options; restricted common stock (“restricted stock”); a restricted stock unit (“RSU”); a performance award (a cash bonus award, a stock bonus award, performance award or incentive award that is paid in cash); dividend equivalents, a stock payment award; deferred stock; a deferred stock unit; or a stock appreciation right.
Eligibility To Receive Awards
Employees of the Company and its subsidiaries and non-employee directors are eligible to receive awards. Based on historic compensation practices approximately 60 individuals are eligible to receive awards; however, this number is subject to change as the number of individuals in our wireless and software businesses is adjusted to meet our operational requirements. The benefits or amounts that may be received or allocated to participants under the 2012 Equity Plan will be determined at the discretion of the Compensation Committee and is not currently determinable.
Shares Available For Issuance
The maximum number of shares as to which stock awards may be granted under the 2012 Equity Plan was initially one million three hundred thousand (1,300,000) shares plus the number of shares available for grant under our prior equity incentive plan, the 2004 Equity Incentive Plan (the “2004 Equity Plan”), as of the date the 2012 Equity Plan was approved by stockholders. As of April 1, 2017, the number of shares remaining available for issuance under the 2012 Equity Plan, excluding shares that are subject to outstanding unvested awards (at target level, where applicable), is 1,009,535.
Limits on Grants
The maximum number of shares that may be awarded to any one individual during any calendar year is 300,000 and the maximum aggregate amount of cash that may be paid in cash to any one individual during any calendar year with respect to one or more awards is $3 million. The share limits are subject to equitable adjustment, if any, by the Compensation Committee as provided in the 2012 Equity Plan for stock splits, stock dividends, recapitalizations and other similar transactions.
In addition, pursuant to the Amendment, the maximum aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718 (or any successor thereto), of all equity and cash-based awards granted to a non-employee director for services as a director under the 2012 Equity Plan during any fiscal year may not exceed $750,000 per year.
Notwithstanding the foregoing, in no event will more than the authorized number of shares available for issuance under the 2016 Plan be granted to any one person during any fiscal year of the Company.
Terms Applicable To the Various Awards
The Compensation Committee may select, from time to time, individuals who will be granted an award and will determine the nature and amount of each award. Each award will be evidenced by an award agreement that will set forth the terms, conditions and limitations of the award consistent with the provisions of the 2012 Equity Plan. Upon changes in the common stock or assets of the Company, acquisition or liquidation of the Company or any other unusual or nonrecurring events affecting the Company or its subsidiaries the Compensation Committee is authorized to accelerate the vesting of such awards, terminate the award in exchange for cash or take such other action that the Compensation Committee deems appropriate in order to prevent the dilution or enlargement of the benefits intended to be made available with respect to an award. The following outlines provisions applicable to specific types of awards.
Provisions for Performance Based Compensation Awards - The Compensation Committee may determine at the time any type of award that is granted that such award is intended to be performance based compensation. In order for an award to be performance based the Compensation Committee will indicate in writing: (i) the eligible individuals; (ii) the performance criteria applicable to the performance period; (iii) the performance goals and the amounts to be earned for the performance period based on the performance criteria; and (iv) the relationship between the performance criteria, the performance goals and the amounts to be earned by each individual for the performance period. The Compensation Committee may reduce or eliminate (but not increase) the amount payable at a given level of performance to consider such additional factors that the Compensation Committee would consider relevant including individual or corporate performance. In order to be paid performance based compensation the individual must by employed by the Company or a subsidiary throughout the performance period.
Terms for Option Grants - Stock options entitle the optionee to purchase shares of common stock at a price equal to or greater than the fair market fair on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, or (iii) with any other legal consideration acceptable to the Compensation Committee. No stock option may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment with the Company or its subsidiaries, any performance criteria or any other criteria selected by the Compensation Committee.
Terms for Restricted Stock Grants - An award of restricted stock involves the immediate transfer from us to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Compensation Committee. The transfer may be made without additional consideration from the participant. The Compensation Committee may specify performance objectives or other service requirements that must be achieved for the restrictions to lapse. Restricted stock will generally be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Compensation Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.
Terms for RSUs - An RSU is the equivalent of one share of common stock. Each grant will specify the dates or dates on which the RSUs will become fully vested and may specify other conditions to vesting including the duration of service to the Company or its subsidiaries, one or more performance criteria, Company performance, individual performance or other specified criteria as determined by the Compensation Committee. Unless provided by the Compensation Committee a holder of an RSU shall have no rights as a stockholder. Upon vesting or maturity of the grant and achievement of the performance or other criteria, we will transfer to the holder one share of our common stock for each RSU, or in the sole discretion of the Compensation Committee, an amount in cash equal to the fair market value of such shares on the maturity date or a combination thereof. At the discretion of the Compensation Committee dividend equivalents may be earned by the holders of RSUs based on dividends declared on the common stock to be credited as of the dividend payment dates during the period from the date of the award of RSUs to the maturity or vesting date.
Terms for Performance Awards, Dividend Equivalents, Stock Payments, Deferred Stock, and Deferred Stock Units - The Compensation Committee may grant performance awards including performance stock units that may be linked to one or more performance criteria or other specified criteria that are determined on such date or dates and/or period or periods that the Compensation Committee may determine. Payment of the performance awards may be in cash, shares of common stock or combination thereof as determined by the Compensation Committee. An award of a dividend equivalent represents the right to receive the amount of dividends paid on a share of our common stock during the period when an award is granted and the award is vested, exercised, distributed or expired. Dividend equivalents may be paid in cash or shares of common stock as determined by the Compensation Committee. Dividend equivalents with respect to a performance based award shall only be paid to the extent the related performance based vesting conditions are met. No dividend equivalents shall be paid with respect to options or stock appreciation rights. A stock payment is the award of a share of common stock. Such stock payment may be conditioned upon the achievement of one or more performance criteria, a vesting schedule or such other criteria as established by the Compensation Committee. An award of deferred stock granted under the 2012 Equity Plan represents the right to receive a specific number of shares of our common stock at the end of a specified deferral period. Any grant of deferred stock may be further conditioned upon the attainment of one or more performance objectives. During the deferral period, the participant is not entitled to vote or receive dividends on the shares subject to the award, but the Compensation Committee may provide for the payment of dividend equivalents. The grant of deferred stock may be made without any consideration from the participant other than the performance of future services. An award of a deferred stock unit granted under the 2012 Equity Plan represents the right to receive one share of common stock at the end of a specified deferral period. Any grant of deferred stock units may be further conditioned upon the attainment of one or more performance criteria. During the deferral period, the participant is not entitled to vote or receive dividends on the shares subject to the award, but the Compensation Committee may provide for the payment of dividend equivalents. The grant of deferred stock units may be made without any consideration from the participant other than the performance of future services.

Terms for Stock Appreciation Rights - Stock appreciation rights represent the right to receive an amount, determined as the difference between the “base price” established for such rights and the fair market value of our common stock on the date the rights are exercised. The base price must not be less than the fair market value of the common stock on the date the right is granted. The grant may specify that the amount payable upon exercise of the stock appreciation right may be paid by the Company in cash, in shares of our common stock or any combination of the foregoing. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable. No stock appreciation right may be exercised more than ten years from the grant date and each grant of a stock appreciation right must specify the period of continuous employment or service that is necessary before the stock appreciation right may be exercisable.
Section 162(m) Exemption - Performance Criteria and Performance Goals
As discussed above, the Code prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1 million paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified performance-based compensation.” Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, RSUs, deferred stock, deferred stock units, and performance awards, that are granted pursuant to pre-established objective performance criteria, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by stockholders of the performance criteria.
The 2012 Equity Plan provides that grants of performance awards or, when determined by the Compensation Committee, stock options, deferred stock, deferred stock units, restricted stock, RSUs or other stock-based awards may be made based upon “performance criteria.” Performance criteria with the proposed Amendment that shall be used to establish performance goals applicable to awards that are intended to be exempt from the limitations of the Code are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, (E) accretion, and (F) capital expenses or expenditures); (ii) gross or net sales or revenue or average sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings, expenses, profit or cash flow; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) bookings, (viii) backlog, (ix) number of employees or retention and recruitment of employees, (x) return on assets; (xi) return on capital; (xii) return on stockholders’ equity; (xiii) total stockholder return; (xiv) return on sales; (xv) gross or net profit or operating margin; (xvi) costs; (xvii) funds from operations; (xviii) expenses; (xix) working capital; (xx) earnings per share; (xxi) adjusted earnings per share; (xxii) price per share of common stock; (xxiii) regulatory body approval for commercialization of a product; (xxiv) implementation or completion of critical projects, including the completion of acquisitions or dispositions; (xxv) milestones for project or new product completion; (xxvi) market share; (xxvii) economic value; (xxviii) units in service, churn of units in service, additions of units in service (each on a gross or net basis); (xxix) gross or net churn rates or addition rates; (xxx) number of transmitters; (xxxi) accounts receivable metrics, including number of days revenue in receivables, aging or collection statistics; (xxxii) periodic collection metrics; (xxxiii) cash balances; (xxxiv) debt to equity ratios or leverage ratios; (xxxv) coverage ratios; (xxxvi) debt balances or interest rates; (xxxvii) maintenance renewal rates; (xxxviii) customer satisfaction, including results from customer surveys; (xxxix) financial ratios (including those measuring liquidity, activity, profitability or leverage; (xl) credit quality or debt ratings; (xli) timeliness and/or accuracy of business reporting, improvements in internal controls and policies; or (xlii) environmental, health and/or safety goals, any of which may be measured in absolute or percentage terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The performance goals will be established in writing by the Compensation Committee for a performance period based upon one or more performance criteria. Depending on the performance criteria used to establish such performance goals, the performance goals may be expressed in terms of overall Company performance or the performance of a division, a department, a product, a business unit or an individual or with respect to an operating segment or a customer or market segment and on an aggregate, per-unit or per-employee basis (or based on such other aggregation as may be determined by the Compensation Committee).
Transferability of Awards
Except as noted below no award under the 2012 Equity Plan may be transferred by a participant other than by will or the laws of descent and distribution, or, subject to the consent of the Compensation Committee, pursuant to a domestic relations order. Awards may only be exercised during the participant’s lifetime by the participant. After the death of the participant, awards may be exercised by the participant’s personal or legal representative. The Compensation Committee may allow a participant to transfer an award, other than an incentive stock option, to one or more family members. This transfer is subject to the acceptance by the family member of the terms and conditions of the award and cannot be further transferred.

2012 Equity Plan Amendments
The 2012 Equity Plan may be amended by the Board or Compensation Committee at any time. However, as noted above, without the approval of the stockholders the Compensation Committee may not (i) increase the maximum number of shares which may be issued under the 2012 Equity Plan, (ii) reduce or allow for the reduction of the price per share of any outstanding stock option or stock appreciation right or (iii) cancel or allow for the cancellation of any stock option or stock appreciation right in exchange for cash or another award when the stock option or stock appreciation right price per share exceeds the fair market value of the underlying shares.
Tax Consequences of the 2012 Equity Plan
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2012 Equity Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences. In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).
An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.
A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.
A recipient of deferred stock generally will not recognize income until shares are transferred to the recipient at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Code Section 83. At that time, the participant will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the recipient.
A participant generally will not recognize income upon the grant of a RSU, performance award, dividend equivalents, deferred stock unit or a stock appreciation right. Upon payment, with respect to a RSU, performance award, dividend equivalents, deferred stock unit or stock appreciation right the participant generally will recognize as ordinary income an amount equal to the amount of cash received and/or the fair market value of any unrestricted common stock received.
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under the Code.

Awards of stock appreciation rights, deferred common stock, performance awards, deferred stock units and dividend equivalents under the 2012 Equity Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Code Section 409A, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Code Section 409A are satisfied. It is our intent that awards under the 2012 Equity Plan will be structured and administered in a manner that complies with the requirements of Code Section 409A.
Plan Benefits Table
Except with respect to grants to certain non-employee directors pursuant to our director compensation program, the number of awards that our named executive officers, other executive officers, other employees and non-employee directors may receive under the 2012 Equity Plan will be determined in the discretion of the Compensation Committee in the future, and the Compensation Committee has not made any determination to make future grants to any persons under the 2012 Equity Plan as of the date of this proxy statement. Therefore, other than as set forth below, it is not possible to determine the benefits that will be received in the future by participants in the 2012 Equity Plan.

Name and Position	Dollar Value ($)	Number of Units
Vincent D. Kelly, President and Chief Executive Officer	—	—
Hemant Goel, President, Spok, Inc.	—	—
Shawn E. Endsley, Chief Financial Officer(2)	—	—
Thomas G. Saine, Chief Information Officer	—	—
Bonnie K. Culp-Fingerhut, Executive Vice President - Human Resource and Chief Compliance Officer	—	—
All current executive officers as a group	—	—
All employees who are not executive officers	—	—
All non-employee directors as a group(1)	$370,000	19,577
(1)Pursuant to our director compensation policy, each of our non-employee directors receives automatic grants of shares of restricted stock having a fair market value as of the date of grant equal to $60,000 per year. The amount shown represents the annual number of restricted shares that would be granted based on the per share value of $18.90, which was the closing price of our common stock on April 21, 2017.
(2)Effective March 27, 2017 Mr. Michael Wallace was appointed Chief Financial Officer and Mr. Endsley became Chief Accounting Officer.
Except as provided above, awards of options or rights under the 2012 Equity Plan are subject to the discretion of the Compensation Committee and no determinations have been made by the Compensation Committee as to any future option or rights awards that may be granted pursuant to the 2012 Equity Plan. Therefore, it is not possible to determine the number of options or rights that will be received in the future by participants in the 2012 Equity Plan. In addition, we have not previously granted awards under the 2012 Equity Plan other than restricted stock and RSUs. The following table sets forth, with respect to our named executive officers, other executive officers, other employees and non-employee directors, information regarding restricted stock and RSUs previously awarded under the 2012 Equity Plan through April 1, 2017.

Name and Position	Number of Shares Subject to Restricted Stock and RSU Awards Granted Since Adoption of the 2012 Equity Plan
Vincent D. Kelly, President and Chief Executive Officer	461,424
Hemant Goel, President, Spok, Inc.	57,968
Shawn E. Endsley, Chief Accounting Officer	54,149
Thomas G. Saine, Chief Information Officer	59,564
Bonnie K. Culp-Fingerhut, Executive Vice President - Human Resource and Chief Compliance Officer	45,607
All current executive officers as a group	728,197
All employees who are not executive officers	354,761
All non-employee directors as a group	107,361

Securities Authorized for Issuance Under 2012 Equity Compensation Plan

The following table sets forth, as of December 31, 2016, the number of securities outstanding under our currently authorized equity compensation plan, the weighted-average exercise price of such securities and the number of securities available for grant under this plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders:(1)
2012 Spok Holdings, Inc. Equity Incentive Plan(2)(3)	455,111	—	1,246,939
Equity compensation plan not approved by security holders:
None	—	—	—
Total	455,111	—	1,246,939

(1)
The 2012 Equity Plan provides that common stock authorized for issuance under the plan may be granted in the form of common stock, stock options, restricted stock and RSUs. For the year ending December 31, 2016, 23,649 shares of restricted stock were granted to the non-executive members of the Board, 234,711 RSUs, less 22,069 RSUs due to forfeitures and adjustments, were issued to eligible employees under the 2012 Equity Plan.

(2)	The amount shown represents outstanding RSUs granted under the 2012 Equity Plan.

(3)	RSUs do not have any associated exercise or strike price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS, OFFICERS AND CERTAIN OTHER BENEFICIAL OWNERS
The following table provides summary information regarding beneficial ownership of our common stock as of April 1, 2017 for:

•	Each person or group who beneficially owns more than 5% of our common stock on a fully diluted basis including restricted stock granted;

•	each of the NEOs;

•	each of the directors and nominees to become a director; and

•	all of the directors and executive officers as a group.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company’s records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by each such person or entity reporting ownership on or before April 1, 2017. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the address for each director and executive officer (including NEOs) is c/o Spok Holdings, Inc., 6850 Versar Center, Suite 420, Springfield, Virginia 22151-4148.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Vincent D. Kelly(1)	116,214	*
Hemant Goel	—	*
Shawn E. Endsley	32,000	*
Thomas G. Saine	13,847	*
Bonnie K. Culp-Fingerhut	26,408	*
Royce Yudkoff(2)	35,632	*
Stacia A. Hylton(2)	5,436	*
Brian O’Reilly(2)	24,490	*
N. Blair Butterfield(2)	13,057	*
Matthew Oristano(2)	24,945	*
Samme L. Thompson(2)	34,613	*
All directors and executive officers as a group (13 persons)(3)	333,642	1.63%
The Vanguard Group, Inc.(4)	2,200,956	10.71%
BlackRock Inc.(5)	3,487,215	16.99%
Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation(6)	1,575,800	7.67%
Braeside Investments, LLC, Steven McIntyre and Todd Stein(7)	1,373,021	6.69%
Dimensional Fund Advisers LP(8)	1,486,593	7.24%
* Denotes less than 1%.

(1)
The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 2, 2017. Vincent D. Kelly, Trustee of the Vincent DePaul Kelly Third Amended and Restated Revocable Trust has sole voting and sole dispositive power with respect all shares reported herein. Beneficial ownership does not reflect any RSUs that do not vest within 60 days as of April 1, 2017.

(2)
The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on April 3, 2017. Beneficial ownership does not reflect any RSUs that do not vest within 60 days as of April 1, 2017.

(3)	All directors and executive officers as a group consists of all members of the Board of Directors, all current NEOs, Mr. Wallace and Ms. Woods.

(4)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on February 10, 2017. The Vanguard Group, Inc. has sole voting power with respect to 24,553 shares, shared voting power with respect to 1,500 shares, sole dispositive power with respect to 2,174,203 shares and shared dispositive power with respect to 25,353 shares. The Vanguard Group, Inc.’s address is as follows: 100 Vanguard Blvd., Malvern, PA 19355.

(5)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on January 17, 2017. BlackRock Inc. has sole voting power with respect to 3,426,882 shares and sole dispositive power with respect to 3,482,138 shares. BlackRock Inc.’s address is as follows: 55 East 52nd Street, New York, NY 10055.

(6)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on February 14, 2017. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation have sole voting and sole dispositive power with respect to all shares reported herein. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation’s address is as follows: 800 Third Avenue, New York, NY 10022.

(7)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on February 13, 2017. Braeside Investments, LLC, Steven McIntyre and Todd Stein have shared voting and shared dispositive power with respect to all shares reported herein. Braeside Investments, LLC, Steven McIntyre and Todd Stein’s address is as follows: 5430 LBJ Freeway, Suite 1555 Dallas, TX 75240.

(8)
The information regarding this stockholder is derived from a Schedule 13G filed by the stockholder with the SEC on February 9, 2017. The Dimensional Fund Advisors LP, has sole voting power with respect to 1,412,747 shares and sole dispositive power with respect to all shares reported herein. The Dimensional Fund Advisors LP's address is as follows: Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports furnished to the Company, we believe that, for the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were timely met.

RELATED PARTY TRANSACTIONS AND CODE OF CONDUCT
TRANSACTIONS WITH RELATED PARTIES
Since November 16, 2004, a member of the Board, Mr. Samme L. Thompson also serves as a director for an entity that leases transmission tower sites to our Company. For the years ended December 31, 2016, 2015 and 2014, we paid that entity $3.9 million, $4.1 million and $4.2 million, respectively, in site rent expenses that were included in service, rental and maintenance expenses.
Mr. Thompson was a member of the Board of SpectraSite, Inc. from June 2004 to August 2005 and since August 2005, he has been a member of the Board of ATC (which merged with SpectraSite, Inc.), a landlord of tower transmission sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES
Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and/or executive officers and members of their families. While we do not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, our Code of Business Conduct and Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to the EVP, HR & CCO, who will review the matter with the Audit Committee. In addition, each director and officer is expected to identify to the Secretary, by means of an annual director and officer questionnaire, any person or entity with which the director or officer may have a relationship that is engaged or is about to be engaged in a transaction with the Company. The Board reviews with the Secretary and management any such transaction with the affected director excused from such review.
CODE OF BUSINESS CONDUCT AND ETHICS
Spok has adopted a Code of Business Conduct and Ethics that applies to all of our employees including the CEO, CFO, CAO and all of the directors. This Code of Business Conduct and Ethics may be found on our website at http://www.spok.com/meet-spok/investor-relations. During the period covered by this report, we did not request a waiver of our Code of Business Conduct and Ethics and did not grant any such waivers. Spok intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors, executive officers or principal financial officers) on its website.

STOCKHOLDER PROPOSALS AND COMPANY DOCUMENTS
Stockholder proposals intended for inclusion in our proxy statement for the annual meeting of stockholders in 2018 must be received by Sharon Woods Keisling, Corporate Secretary and Treasurer, Spok Holdings, Inc., 6850 Versar Drive, Suite 420, Springfield, Virginia 22151-4148, no later than February 8, 2018.
The Company’s Bylaws also provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting, other than proposals intended for inclusion in our proxy statement, must notify our Secretary thereof in writing during the period 60 to 90 days before the first anniversary of the date of the preceding year’s annual meeting (or, if the date of the annual meeting is more than 20 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 60 to 90 days before such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company). Pursuant to the requirements of the Company’s Bylaws, to nominate a director or bring any other business before the annual meeting of stockholders in 2018, stockholders must notify the Secretary in writing at a time that is not before April 25, 2018 and not after May 25, 2018. These stockholder notices must set forth certain information specified in the Company’s Bylaws.
We have filed our 2016 Annual Report on Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Annual Report to Stockholders, which includes the 2016 Annual Report on Form 10-K, by writing to Spok Holdings, Inc., Attn: Investor Relations, 6850 Versar Center, Suite 420 Springfield, Virginia 22151-4148. Stockholders may also obtain a copy of the Annual Report to Stockholders by accessing our website at www.spok.com.

OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.
Stockholders are urged to submit the proxy or voting instructions by telephone or over the Internet. The SEC's rules permit us to deliver a single Notice of Internet Availability of Proxy Materials (the "Notice") or single set of proxy materials to one address shared by two or more of our stockholders. We have delivered only one Notice , Proxy Statement or Annual Report, as applicable, to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the Notice, Proxy Statement or Annual Report, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice, Proxy Statement or Annual Report, as applicable, now or in the future, please contact Investor Relations at 800-611-8488 or in writing at Spok Holdings, Inc. Attn: Investor Relations 6850 Versar Center, Suite 420 Springfield VA 22151-4148. If you are currently a stockholder sharing an address with another stockholder and are receiving more than one Notice, Proxy Statement or Annual Report, as applicable, and wish to receive only one copy of future Notices, proxy statements or Annual Reports, as applicable, for your household, please contact Investor Relations at the above phone number or address.

APPENDIX A

AMENDMENT TO THE
USA MOBILITY, INC.
2012 EQUITY INCENTIVE AWARD PLAN

THIS AMENDMENT TO THE USA MOBILITY, INC. 2012 EQUITY INCENTIVE AWARD PLAN (this “Amendment”), is made and adopted as of April 26, 2017, by the board of directors (the “Board”) of Spok Holdings, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).
WHEREAS, the Company maintains the USA Mobility, Inc. 2012 Equity Incentive Award Plan (the “Plan”);
WHEREAS, pursuant to the Plan, the Plan may be amended by the Board at any time or from time to time, subject, in certain instances, to approval by the stockholders of the Company; and
WHEREAS, the Board desires to amend the Plan as set forth herein.
NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be and hereby is amended as follows:

1.	Section 2.37(a) of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:
“The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, (E) accretion, and (F) capital expenses or expenditures); (ii) gross or net sales or revenue or average sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings, expenses, profit or cash flow; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) bookings, (viii) backlog, (ix) number of employees or retention and recruitment of employees, (x) return on assets; (xi) return on capital; (xii) return on stockholders’ equity; (xiii) total stockholder return; (xiv) return on sales; (xv) gross or net profit or operating margin; (xvi) costs; (xvii) funds from operations; (xviii) expenses; (xix) working capital; (xx) earnings per share; (xxi) adjusted earnings per share; (xxii) price per share of common stock; (xxiii) regulatory body approval for commercialization of a product; (xxiv) implementation or completion of critical projects, including the completion of acquisitions or dispositions; (xxv) milestones for project or new product completion; (xxvi) market share; (xxvii) economic value, (xxviii) units in service, churn of units in service, additions of units in service (each on a gross or net basis), (xxxix) gross or net churn rates or addition rates, (xxx) number of transmitters, (xxxi) accounts receivable metrics, including number of days revenue in receivables, aging or collection statistics (xxxii) periodic collection metrics, (xxxiii) cash balances, (xxxiv) debt to equity ratios or leverage ratios, (xxxv) coverage ratios, (xxxvi) debt balances or interest rates, (xxxvii) maintenance renewal rates, (xxxviii) customer satisfaction, including results from customer surveys, (xxxix) financial ratios (including those measuring liquidity, activity, profitability or leverage , (xl) credit quality or debt ratings, (xli) timeliness and/or accuracy of business reporting, improvements in internal controls and policies, or (xlii) environmental, health and/or safety goals, any of which may be measured in absolute or percentage terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.”

2.	Section 4.6 of the Plan is hereby amended by adding the following at the end of the penultimate sentence thereof:
“; provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $750,000.”

3.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4.	Except as set forth herein, the Plan shall remain in full force and effect.

*    *    *

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SPOK2017**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E29696-P94140 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPOK HOLDINGS, INC.

The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5 and 1 YEAR on Proposal 4.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) N. Blair Butterfield
02) Stacia A. Hylton
03) Vincent D. Kelly
04) Brian O'Reilly
05) Matthew Oristano
06) Samme L. Thompson
07) Royce Yudkoff

	For	Against	Abstain
2. Ratification to appoint Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation for 2016.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of the advisory vote for named executive officer compensation.	☐	☐	☐	☐

	For	Against	Abstain
5. Approve an amendment to the Spok Holdings, Inc. 2012 Equity Incentive Award Plan.	☐	☐	☐

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E29697-P94140

Proxy — SPOK HOLDINGS, INC.

FORM OF PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Michael W. Wallace and Vincent D. Kelly (the "Proxy Committee"), and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock of Spok Holdings, Inc. that the undersigned is entitled to vote and holds of record on May 30, 2017 at the Annual Meeting of Stockholders of Spok Holdings, Inc. to be held virtually on Monday, July 24, 2017 at 10:00 am (ET), live via the internet at: **www.virtualshareholdermeeting.com/SPOK2017**.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxy Committee cannot vote the shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

This proxy when properly executed will be voted in the manner you have directed. **If you do not specify any directions, this proxy will be voted FOR all the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 5, 1 YEAR on Proposal 4, and in accordance with the Proxy Committee's discretion on such other matters that may properly come before the meeting to the extent permitted by law.**

IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(TO BE SIGNED ON REVERSE SIDE)

V.1.2